Filed Pursuant to Rule 424(b)(2) Registration No. 333-228614

The Bank of Nova Scotia
$3,290,000 Capped Enhanced Participation Basket-Linked Notes Due October 26, 2021
The notes do not bear interest. The amount that you will be paid on your notes at maturity (October 26, 2021) is based on the performance of an unequally-weighted basket comprised of the common stock or ordinary shares of 79 companies (the basket components) as measured from the trade date (September 22, 2020) to and including the valuation date (October 22, 2021). For a full list of the basket components, see “About the Basket” on page P-8.
The initial basket level was set to 100 on the trade date and the final basket level will equal the sum of the products, as calculated for each basket component, of: (i) the final component price on the valuation date divided by the initial component price multiplied by (ii) the applicable initial weighted value for such basket component set forth on page P-8. If the final basket level is greater than the initial basket level, the return on your notes will be positive and will equal 150% times the basket return, which is the percentage increase or decrease in the final basket level from the initial basket level, subject to the maximum payment amount of $1,157.50 for each $1,000 principal amount of your notes. If the final basket level on the valuation date is equal to the initial basket level, you will receive the principal amount of your notes. If the final basket level is less than the initial basket level, the return on your notes will be negative and you may lose up to your entire principal amount. Specifically, you will lose 1% for every 1% negative basket return below the initial basket level. Any payment on your notes is subject to the creditworthiness of The Bank of Nova Scotia.
To determine your payment at maturity, we will calculate the basket return. At maturity, for each $1,000 principal amount of your notes:
●
if the final basket level is greater than the initial basket level (the basket return is positive), you will receive an amount in cash equal to the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) the basket return times (c) 150%, subject to the maximum payment amount; or

●	if the final basket level is equal to the initial basket level (the basket return is zero), you will receive an amount in cash equal to $1,000; or
●
if the final basket level is less than the initial basket level (the basket return is negative), you will receive an amount in cash equal to the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) the basket return.

Declines in the price of one basket component may offset increases in the prices of the other basket components. Due to the unequal weighting of each basket component, the performances of the more heavily weighted basket components will have a larger impact on your return on the notes than the performance of the lower weighted basket components. In addition, no payments on your notes will be made prior to maturity.
Investment in the notes involves certain risks. You should refer to “Additional Risks” beginning on page P-18 of this pricing supplement and “Additional Risk Factors Specific to the Notes” beginning on page PS-6 of the accompanying product prospectus supplement and “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement and on page 5 of the accompanying prospectus.
The initial estimated value of your notes at the time the terms of your notes were set on the trade date was $947.00 per $1,000 principal amount, which is less than the original issue price of your notes listed below. See “Additional Information Regarding Estimated Value of the Notes” on the following page and “Additional Risks” beginning on page P-18 of this document for additional information. The actual value of your notes at any time will reflect many factors and cannot be predicted with accuracy.
	Per Note	Total
Original Issue Price	100.00%	$3,290,000.00
Underwriting commissions	1.07%	$35,203.00
Proceeds to The Bank of Nova Scotia	98.93%	$3,254,797.00
[1] For additional information, see “Supplemental Plan of Distribution (Conflicts of Interest)” herein.
Neither the United States Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement, the accompanying prospectus, accompanying prospectus supplement or accompanying product prospectus supplement. Any representation to the contrary is a criminal offense.
The notes are not insured by the Canada Deposit Insurance Corporation (the “CDIC”) pursuant to the Canada Deposit Insurance Corporation Act (the “CDIC Act”) or the U.S. Federal Deposit Insurance Corporation or any other government agency of Canada, the United States or any other jurisdiction.
Scotia Capital (USA) Inc.	Goldman Sachs & Co. LLC Dealer
Pricing Supplement dated September 22, 2020

The Capped Enhanced Participation Basket-Linked Notes Due October 26, 2021 (the “notes”) offered hereunder are unsubordinated and unsecured obligations of The Bank of Nova Scotia (the “Bank”) and are subject to investment risks including possible loss of the principal amount invested due to the negative performance of the basket and the credit risk of The Bank of Nova Scotia. As used in this pricing supplement, the “Bank,” “we,” “us” or “our” refers to The Bank of Nova Scotia. The notes will not be listed on any U.S. securities exchange or automated quotation system.
The return on your notes will relate to the price return of the basket components and will not include any dividends that may be paid on the basket components. The notes are derivative products based on the performance of the basket. The notes do not constitute a direct investment in any of the basket components. By acquiring the notes, you will not have a direct economic or other interest in, claim or entitlement to, or any legal or beneficial ownership of, any basket component, and will not have any rights as a shareholder, unitholder or other security holder of any of the issuers of the basket components (each, a “basket component issuer” and together, the “basket component issuers”) including, without limitation, any voting rights or rights to receive dividends or other distributions.
Scotia Capital (USA) Inc. (“SCUSA”), our affiliate, has agreed to purchase the notes from us for distribution to other registered broker dealers. SCUSA or any of its affiliates or agents may use this pricing supplement in market-making transactions in notes after their initial sale. Unless we, SCUSA or another of our affiliates or agents selling such notes to you informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction. See “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement and “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying product prospectus supplement.
The original issue price, commissions and proceeds to the Bank listed above relate to the notes we issue initially. We may decide to sell additional notes after the date of this pricing supplement, at original issue prices and with commissions and proceeds to the Bank that differ from the amounts set forth above. The return (whether positive or negative) on your investment in the notes will depend in part on the original issue price you pay for such notes.
Additional Information Regarding Estimated Value of the Notes
On the cover page of this pricing supplement, the Bank has provided the initial estimated value for the notes. The initial estimated value was determined by reference to the Bank’s internal pricing models, which take into consideration certain factors, such as the Bank’s internal funding rate on the trade date and the Bank’s assumptions about market parameters. For more information about the initial estimated value, see “Additional Risks” beginning on page P-18.
The economic terms of the notes (including the participation rate and maximum payment amount) are based on the Bank’s internal funding rate, which is the rate the Bank would pay to borrow funds through the issuance of similar market-linked notes, the underwriting discount and the economic terms of certain related hedging arrangements. Due to these factors, the original issue price you pay to purchase the notes will be greater than the initial estimated value of the notes. The Bank’s internal funding rate is typically lower than the rate the Bank would pay when it issues conventional fixed rate debt securities as discussed further under “Additional Risks — Neither the Bank’s nor GS&Co.’s estimated value of the notes at any time is determined by reference to credit spreads or the borrowing rate the Bank would pay for its conventional fixed-rate debt securities”. The Bank’s use of its internal funding rate reduces the economic terms of the notes to you.
The value of your notes at any time will reflect many factors and cannot be predicted; however, the price (not including Goldman Sachs & Co. LLC’s (“GS&Co.”) customary bid and ask spreads) at which GS&Co. would initially buy or sell the notes in the secondary market (if GS&Co. makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately GS&Co.’s estimate of the market value of your notes on the trade date, based on its pricing models and taking into account the Bank’s internal funding rate, plus an additional amount (initially equal to $9.00 per $1,000 principal amount).
Prior to December 22, 2020, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your notes (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your notes (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero on a straight-line basis from the time of pricing through December 21, 2020). On and after December 22, 2020, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your notes (if it makes a market) will equal approximately the then-current estimated value of your notes determined by reference to such pricing models. For additional information regarding the value of your notes shown in your GS&Co. account statements and the price at which GS&Co. would buy or sell your notes (if GS&Co. makes a market, which it is not obligated to do), each based on GS&Co.’s pricing models; see “Additional Risks — The price at which GS&Co. would buy or sell your notes (if GS&Co. makes a market, which it is not obligated to do) will be based on GS&Co.’s estimated value of your notes” herein.
We urge you to read the "Additional Risks” beginning on page P-18 of this pricing supplement.

Summary

The information in this “Summary” section is qualified by the more detailed information set forth in this pricing supplement, the accompanying prospectus, accompanying prospectus supplement, and accompanying product prospectus supplement, each filed with the SEC. See “Additional Terms of Your Notes” in this pricing supplement.

Issuer:	The Bank of Nova Scotia (the “Bank”)

Issue:	Senior Note Program, Series A

CUSIP/ISIN:	064159WT9 / US064159WT97

Type of Notes:	Capped Enhanced Participation Basket-Linked Notes

Basket:	An unequally weighted basket comprised of the basket components; see “About the Basket” on page P-8.

Basket Components:	The 79 common stocks or ordinary shares listed under “About the Basket” on page P-8.

Minimum Investment and Denominations:	$1,000 and integral multiples of $1,000 in excess thereof

Principal Amount:
$1,000 per note; $3,290,000 in the aggregate for all the offered notes; the aggregate principal amount of the offered notes may be increased if the Bank, at its sole option, decides to sell an additional amount of the offered notes on a date subsequent to the date of this pricing supplement.

Original Issue Price:	100% of the principal amount of each note

Currency:	U.S. dollars

Trade Date:	September 22, 2020

Original Issue Date:
September 29, 2020

Delivery of the notes will be made against payment therefor on the 5th business day following the date of pricing of the notes (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days (T+2), unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on or prior to the second business day before delivery of the notes will be required, by virtue of the fact that each note initially will settle in 5 business days (T+5), to specify alternative settlement arrangements to prevent a failed settlement.

Valuation Date:
October 22, 2021

The valuation date could be delayed by the occurrence of a market disruption event. See “Market Disruption Events” herein and “General Terms of the Notes — Market Disruption Events” in the accompanying product prospectus supplement. Further, if the valuation date is not a trading day with respect to a basket component, the valuation date will be postponed in the same manner as if a market disruption event has occurred with respect to such basket component. Notwithstanding anything to the contrary set forth under “General Terms of the Notes — Market Disruption Events” in the accompanying product prospectus supplement, the valuation date with respect to a basket component may be postponed by up to but no in no event more than eight (8) trading days.

Maturity Date:
October 26, 2021, subject to adjustment due to a market disruption event, a non-trading day with respect to one or more basket components or a non-business day, as described in more detail under “General Terms of the Notes—Maturity Date” in the accompanying product prospectus supplement.

Principal at Risk:	You may lose all or a substantial portion of your initial investment at maturity if the final basket level is less than the initial basket level.

Purchase at amount other than the principal amount:
The amount we will pay you on the maturity date for your notes will not be adjusted based on the original issue price you pay for your notes, so if you acquire notes at a premium (or discount) to the principal amount and hold them to the maturity date, it could affect your investment in a number of ways. The return on your investment in such notes will be lower (or higher) than it would have been had you purchased the notes at the principal amount. Additionally, the maximum payment amount would be triggered at a lower (or higher) percentage return than indicated below, relative to your initial investment. See “Additional Risks—If you purchase your notes at a premium to the principal amount, the return on your investment will be lower than the return on notes purchased at the principal amount and the impact of certain key terms of the notes will be negatively affected” herein.

Fees and Expenses:
As part of the distribution of the notes, SCUSA or one of our other affiliates has agreed to sell the notes to GS&Co. at a discount reflecting commissions of $10.70 per $1,000 principal amount of notes. The commissions per $1,000 principal amount are comprised of $2.50 of fees and $8.20 of selling commission. GS&Co. initially offered the notes to the public at the original issue price set forth on the cover of this pricing supplement.

A fee will also be paid to SIMON Markets LLC, a broker-dealer affiliated with GS&Co., in connection with the distribution of the notes.

At the time we issue the notes, we will enter into certain hedging arrangements (which may include call options, put options or other derivatives) with GS&Co. or one of its affiliates.
See “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

The price at which you purchase the notes includes costs that the Bank, GS&Co. or our or their respective affiliates expect to incur and profits that the Bank, GS&Co. or our or their respective affiliates expect to realize in connection with hedging activities related to the notes, as set forth above. These costs and profits will likely reduce the secondary market price, if any secondary market develops, for the notes. As a result, you may experience an immediate and substantial decline in the market value of your notes on the original issue date. See “Additional Risks—Hedging activities by the Bank and GS&Co. may negatively impact investors in the notes and cause our respective interests and those of our respective clients and counterparties to be contrary to those of investors in the notes” in this pricing supplement.

Payment at Maturity:
The payment at maturity, for each $1,000 principal amount of notes, will be based on the performance of the basket and will be calculated as follows:

•     If the final basket level is greater than the initial basket level, then the payment at maturity will equal:
o     The lesser of (a) the principal amount + (principal amount x basket return x participation rate) and (b) the maximum payment amount
•     If the final basket level is equal to the initial basket level, then the payment at maturity will equal the principal amount

•     If the final basket level is less than the initial basket level, then the payment at maturity will equal:

o     principal amount + (principal amount x basket return)

In this case you will suffer a percentage loss on your initial investment equal to the negative basket return. Accordingly, you could lose up to 100% of your initial investment.

Initial Basket Level:	100

Initial Weighted Value; Initial Weight in Basket:
The initial weighted value for each of the basket components equals the product of the initial weight in the basket of such basket component times the initial basket level. The initial weight in the basket and the initial weighted value for each basket component are set forth under “About the Basket” on page P-8.

Initial Component Price:
For each basket component, the closing price of such basket component calculated on the trade date, as determined by the calculation agent and set forth under “About the Basket” on page P-8, subject to adjustment as described under “General Terms of the Notes—Anti-Dilution Adjustments Relating to Equity Securities or a Reference Asset that is an ETF” in the accompanying product prospectus supplement.

Final Component Price:
For each basket component, the closing price of such basket component calculated on the valuation date.
In certain special circumstances, the final component price will be determined by the calculation agent, in its discretion. See “General Terms of the Notes — Unavailability of the Closing Price of the Reference Asset on a Valuation Date” and “General Terms of the Notes — Market Disruption Events” in the accompanying product prospectus supplement and “Market Disruption Events” herein.

Final Basket Level:
The sum of the products, as calculated for each basket component, of: (i) the final component price of such basket component divided by the initial component price of such basket component multiplied by (ii) the initial weighted value of such basket component.

Basket Return:	The quotient of (1) the final basket level minus the initial basket level divided by (2) the initial basket level, expressed as a percentage.

Participation Rate:	150.00%

Maximum Payment Amount:	$1,157.50. The maximum payment amount sets a cap on appreciation of the basket of 10.50%.

Closing Price:
As used herein, the “closing price” of a basket component on any date will equal the closing sale price or last reported sale price, regular way (or, in the case of The Nasdaq Stock Market, the official closing price), on a per-share basis on the principal national securities exchange on which the basket component is listed for trading on that day, or, if the basket component is not quoted on any national securities exchange on that day, on any other market system or quotation system that is the primary market for the trading of such basket component.

If a basket component is not listed or traded as described above, then the closing price for such basket component on any day will be the average, as determined by the calculation agent, of the bid prices for such basket component obtained from as many dealers in such basket component selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent, the dealer or any of its or our affiliates.

Trading Day:	With respect to each basket component, a day on which the principal trading market for such basket component is open for trading.

Market Disruption Events:	Notwithstanding anything to the contrary in the accompanying product prospectus supplement, a market disruption event means, with respect to a basket component, the occurrence of any of the following events, in each case as determined by the Calculation Agent:

•	a suspension, absence or material limitation of trading in the basket component on its primary market for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market;
•	a suspension, absence or material limitation of trading in option or futures contracts, if available, relating to the basket component, in the primary markets for those contracts for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market; or
•	the closure on any day of the primary market for that Basket Component on a trading day prior to the scheduled weekday closing time of that market (without regard to after hours or any other trading outside of the regular trading session hours) unless such earlier closing time is announced by the primary market at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such primary market on such trading day and (ii) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on such trading day for such primary market.

The occurrence of any of the following events with respect to a basket component, will not, by itself, constitute a market disruption event for such basket component:

•	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or
•	a decision to permanently discontinue trading in the option or futures contracts relating to the basket component.

For purposes of determining whether a market disruption event has occurred with respect to a basket component, an “absence of trading” in the primary securities market on which a basket component, or on which option or futures contracts relating to a basket component, are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

In contrast, a suspension or limitation of trading in a basket component, or in option or futures contracts relating to a basket component (if any), in the primary market for that stock or those contracts, by reason of any of the following will constitute a “suspension or material limitation of trading” for such basket component or such contracts:
• a price change exceeding limits set by that market;
• an imbalance of orders relating to that basket stock or those contracts; or
• a disparity in bid and ask quotes relating to that basket stock or those contracts

For the avoidance of doubt, a market disruption event with respect to a particular basket component will not, by itself, constitute a market disruption event for any other basket component.

Form of Notes:	Book-entry

Calculation Agent:	Scotia Capital Inc., an affiliate of the Bank

Status:
The notes will constitute direct, unsubordinated and unsecured obligations of the Bank ranking pari passu with all other direct, unsecured and unsubordinated indebtedness of the Bank from time to time outstanding (except as otherwise prescribed by law). Holders will not have the benefit of any insurance under the provisions of the CDIC Act, the U.S. Federal Deposit Insurance Act or under any other deposit insurance regime of any jurisdiction.

Tax Redemption:
The Bank (or its successor) may redeem the notes, in whole but not in part, at a redemption price determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position, if it is determined that changes in tax laws or their interpretation will result in the Bank (or its successor) becoming obligated to pay additional amounts with respect to the notes. See “Tax Redemption” in the accompanying product prospectus supplement.

Listing:	The notes will not be listed on any securities exchange or quotation system.

Use of Proceeds:	General corporate purposes

Clearance and Settlement:	Depository Trust Company

Business Day:	New York and Toronto

Terms Incorporated:	All of the terms appearing above the item under the caption “General Terms of the Notes” in the accompanying product prospectus supplement, as modified by this pricing supplement.

Canadian Bail-in:	The notes are not bail-inable debt securities under the CDIC Act.

Investing in the notes involves significant risks. You may lose all or a substantial portion of your investment. Any payment on the notes, including any repayment of principal, is subject to the creditworthiness of the Bank. If the Bank were to default on its payment obligations you may not receive any amounts owed to you under the notes and you could lose your entire investment.

About the Basket

The following table lists the basket components and related information, including their corresponding Bloomberg Professional® service (“Bloomberg”) tickers, primary listings, initial weights in the basket, initial weighted values and initial component prices. Each of the basket component issuers faces its own business risks and other competitive factors. Any of those factors may affect the basket return, and, consequently, the amount payable on your notes, if any, on the maturity date. Our offering of the notes does not constitute a recommendation by the Bank, GS&Co. or any of our or their respective affiliates to invest in the basket or any basket component or the notes. You should make your own investigation of the basket components and the basket component issuers and whether to obtain exposure to the basket through an investment in the notes.
Calculation of the Basket
The initial basket level was set to 100 on the trade date. The final basket level will be determined on the valuation date and will be equal to the sum of, for each of the basket components: the product of (i) the final component price of such basket component divided by the initial component price of such basket component multiplied by (ii) the initial weighted value of such basket component. For each basket component, the initial weighted value is equal to the product of the initial weight of such basket component in the basket multiplied by the initial basket level.
Bloomberg Ticker	Basket Component	Primary Listing	Initial Weight in the Basket	Initial Weighted Value	Initial Component Price
ACM UN	AECOM	New York Stock Exchange	0.62%	0.62	$38.57
AEE UN	Ameren Corporation	New York Stock Exchange	1.76%	1.76	$77.06
AEIS UW	Advanced Energy Industries, Inc.	Nasdaq Global Select Market	0.47%	0.47	$59.42
AES UN	The AES Corporation	New York Stock Exchange	2.61%	2.61	$18.24
AGR UN	Avangrid, Inc.	New York Stock Exchange	2.13%	2.13	$49.47
ALB UN	Albemarle Corporation	New York Stock Exchange	1.10%	1.10	$95.24
ANTM UN	Anthem, Inc.	New York Stock Exchange	1.41%	1.41	$247.44
APD UN	Air Products and Chemicals, Inc.	New York Stock Exchange	1.12%	1.12	$293.45
APTV UN	Aptiv PLC	New York Stock Exchange	2.47%	2.47	$84.51
BE UN	Bloom Energy Corporation	New York Stock Exchange	0.49%	0.49	$16.89
BFAM UN	Bright Horizons Family Solutions Inc.	New York Stock Exchange	2.79%	2.79	$142.50
BLL UN	Ball Corporation	New York Stock Exchange	0.79%	0.79	$81.58
BSX UN	Boston Scientific Corporation	New York Stock Exchange	0.89%	0.89	$38.60
CAT UN	Caterpillar Inc.	New York Stock Exchange	2.18%	2.18	$147.15
CCK UN	Crown Holdings, Inc.	New York Stock Exchange	0.57%	0.57	$74.25
CHGG UN	Chegg, Inc.	New York Stock Exchange	2.26%	2.26	$68.49
CMI UN	Cummins Inc.	New York Stock Exchange	2.15%	2.15	$204.28
CNC UN	Centene Corporation	New York Stock Exchange	0.53%	0.53	$54.34
CREE UW	Cree, Inc.	Nasdaq Global Select Market	0.82%	0.82	$61.22
CRWD UW	CrowdStrike Holdings, Inc.	Nasdaq Global Select Market	0.95%	0.95	$142.68
DAR UN	Darling Ingredients Inc.	New York Stock Exchange	0.90%	0.90	$34.11
DE UN	Deere & Company	New York Stock Exchange	1.86%	1.86	$217.58

DHI UN	D.R. Horton, Inc.	New York Stock Exchange	2.51%	2.51	$75.51
DUK UN	Duke Energy Corporation	New York Stock Exchange	2.17%	2.17	$82.69
DY UN	Dycom Industries, Inc.	New York Stock Exchange	0.83%	0.83	$55.00
EME UN	EMCOR Group, Inc.	New York Stock Exchange	1.02%	1.02	$66.25
ENPH UQ	Enphase Energy, Inc.	Nasdaq Global Market	0.62%	0.62	$72.23
ENS UN	EnerSys	New York Stock Exchange	0.64%	0.64	$64.91
ES UN	Eversource Energy	New York Stock Exchange	1.44%	1.44	$78.98
EW UN	Edwards Lifesciences Corporation	New York Stock Exchange	0.83%	0.83	$78.68
EXP UN	Eagle Materials Inc.	New York Stock Exchange	0.62%	0.62	$86.76
FCX UN	Freeport-McMoRan Inc.	New York Stock Exchange	0.66%	0.66	$15.68
FSLR UW	First Solar, Inc.	Nasdaq Global Select Market	1.22%	1.22	$61.55
FTNT UW	Fortinet, Inc.	Nasdaq Global Select Market	0.50%	0.50	$118.68
GPK UN	Graphic Packaging Holding Company	New York Stock Exchange	1.55%	1.55	$13.42
HCA UN	HCA Healthcare, Inc.	New York Stock Exchange	1.83%	1.83	$120.65
HDS UW	HD Supply Holdings, Inc.	Nasdaq Global Select Market	1.06%	1.06	$39.17
HUM UN	Humana Inc.	New York Stock Exchange	0.65%	0.65	$386.76
HXL UN	Hexcel Corporation	New York Stock Exchange	1.21%	1.21	$34.47
ITRI UW	Itron, Inc.	Nasdaq Global Select Market	0.48%	0.48	$56.67
J UN	Jacobs Engineering Group Inc.	New York Stock Exchange	1.01%	1.01	$91.33
JBL UN	Jabil Inc.	New York Stock Exchange	1.11%	1.11	$33.26
KBR UN	KBR Inc.	New York Stock Exchange	1.89%	1.89	$23.43
LEN UN	Lennar Corporation	New York Stock Exchange	2.41%	2.41	$79.85
LTHM UN	Livent Corporation	New York Stock Exchange	0.61%	0.61	$8.32
MDT UN	Medtronic Public Limited Company	New York Stock Exchange	2.19%	2.19	$104.35
MIC UN	Macquarie Infrastructure Corporation	New York Stock Exchange	1.58%	1.58	$27.03
MLM UN	Martin Marietta Materials, Inc.	New York Stock Exchange	0.66%	0.66	$221.47
MOH UN	Molina Healthcare, Inc.	New York Stock Exchange	0.57%	0.57	$156.21
MTH UN	Meritage Homes Corporation	New York Stock Exchange	2.24%	2.24	$107.30
MTZ UN	MasTec, Inc.	New York Stock Exchange	0.95%	0.95	$41.70
MXIM UW	Maxim Integrated Products, Inc.	Nasdaq Global Select Market	2.14%	2.14	$65.83
NEE UN	NextEra Energy, Inc.	New York Stock Exchange	1.21%	1.21	$278.06
OLED UW	Universal Display Corporation	Nasdaq Global Select Market	1.10%	1.10	$172.36
ORA UN	Ormat Technologies, Inc.	New York Stock Exchange	1.03%	1.03	$56.42
OSK UN	Oshkosh Corporation	New York Stock Exchange	1.44%	1.44	$72.61
PANW UN	Palo Alto Networks, Inc.	New York Stock Exchange	0.91%	0.91	$246.50
PWR UN	Quanta Services, Inc.	New York Stock Exchange	0.78%	0.78	$50.08
REGI UW	Renewable Energy Group, Inc.	Nasdaq Global Select Market	1.06%	1.06	$47.46
RGR UN	Sturm, Ruger & Company, Inc.	New York Stock Exchange	1.76%	1.76	$64.66
ROK UN	Rockwell Automation, Inc.	New York Stock Exchange	1.34%	1.34	$214.09

RPD UQ	Rapid7, Inc.	Nasdaq Global Market	1.10%	1.10	$61.58
RUN UW	Sunrun Inc.	Nasdaq Global Select Market	0.59%	0.59	$62.80
SEDG UW	SolarEdge Technologies, Inc.	Nasdaq Global Select Market	0.48%	0.48	$185.20
SPWR UW	SunPower Corporation	Nasdaq Global Select Market	1.66%	1.66	$10.17
STLD UW	Steel Dynamics, Inc.	Nasdaq Global Select Market	2.23%	2.23	$29.39
SUM UN	Summit Materials, Inc.	New York Stock Exchange	0.36%	0.36	$15.66
SWBI UW	Smith & Wesson Brands, Inc.	Nasdaq Global Select Market	1.64%	1.64	$16.19
SYK UN	Stryker Corporation	New York Stock Exchange	1.57%	1.57	$203.37
THC UN	Tenet Healthcare Corporation	New York Stock Exchange	0.92%	0.92	$23.90
TPIC UQ	TPI Composites, Inc.	Nasdaq Global Market	0.49%	0.49	$25.93
TSLA UW	Tesla, Inc.	Nasdaq Global Select Market	2.23%	2.23	$424.23
UHS UN	Universal Health Services, Inc.	New York Stock Exchange	1.41%	1.41	$106.43
UNH UN	Unitedhealth Group Incorporated	New York Stock Exchange	1.24%	1.24	$294.26
URI UN	United Rentals, Inc.	New York Stock Exchange	0.68%	0.68	$167.97
VMC UN	Vulcan Materials Company	New York Stock Exchange	0.69%	0.69	$128.43
VMI UN	Valmont Industries, Inc.	New York Stock Exchange	0.91%	0.91	$120.08
XYL UN	Xylem Inc.	New York Stock Exchange	1.62%	1.62	$83.93
ZBH UN	Zimmer Biomet Holdings, Inc.	New York Stock Exchange	1.48%	1.48	$135.55

ADDITIONAL TERMS OF YOUR NOTES

You should read this pricing supplement together with the prospectus dated December 26, 2018, as supplemented by the prospectus supplement dated December 26, 2018 and the product prospectus supplement (Equity Securities Linked Notes and Exchange Traded Fund Linked Notes, Series A) dated December 26, 2018, relating to our Senior Note Program, Series A, of which these notes are a part. Capitalized terms used but not defined in this pricing supplement will have the meanings given to them in the product prospectus supplement. In the event of any conflict between this pricing supplement and any of the foregoing, the following hierarchy will govern: first, this pricing supplement; second, the accompanying product prospectus supplement; third, the prospectus supplement; and last, the prospectus. The notes may vary from the terms described in the accompanying prospectus, accompanying prospectus supplement and accompanying product prospectus supplement in several important ways. You should read this pricing supplement carefully, including the documents incorporated by reference herein.
This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Additional Risk Factors Specific to the Notes” in the accompanying product prospectus supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the notes. You may access these documents on the SEC website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website).
Product Prospectus Supplement (Equity Securities Linked Notes and Exchange Traded Fund Linked Notes, Series A) dated December 26, 2018:
http://www.sec.gov/Archives/edgar/data/9631/000091412118002481/bn50678220-424b2.htm
Prospectus Supplement dated December 26, 2018:
http://www.sec.gov/Archives/edgar/data/9631/000091412118002473/bn50676984-424b3.htm
Prospectus dated December 26, 2018:
http://www.sec.gov/Archives/edgar/data/9631/000119312518357537/d677731d424b3.htm

INVESTOR SUITABILITY

The notes may be suitable for you if:

•	You fully understand and are willing to accept the risks inherent in an investment in the notes, including the risk of losing all or a substantial portion of your initial investment.
•	You believe that the level of the basket will appreciate over the term of the notes and that the appreciation is unlikely to exceed the cap on appreciation within the maximum payment amount.
•	You can tolerate a loss of up to 100% of your initial investment and are willing to make an investment that has the same downside market risk as that of an investment in the basket components.
•	You are willing to hold the notes to maturity, a term of approximately 13 months, and accept that there may be little or no secondary market for the notes.
•
You understand and accept that your potential return is limited to the maximum payment amount and you are willing to invest in the notes based on the maximum payment amount indicated on the cover hereof.

•	You can tolerate fluctuations in the price of the notes prior to maturity that may be similar to or exceed the downside fluctuations in the price of the basket components.
•	You do not seek current income from your investment and are willing to forgo any dividends paid on the basket components.
•	You are willing to accept the single equity risks associated with the basket components.
•
You are willing to assume the credit risk of the Bank for all payments under the notes, and understand that if the Bank defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

The notes may not be suitable for you if:

•	You do not fully understand or are unwilling to accept the risks inherent in an investment in the notes, including the risk of losing all or a substantial portion of your initial investment.
•
You believe that the level of the basket will decline during the term of the notes or you believe the level of the basket will appreciate over the term of the notes and that the appreciation is likely to exceed the cap on appreciation within the maximum payment amount.

•	You require an investment designed to guarantee a full return of principal at maturity.
•
You cannot tolerate a loss of up to 100% of your initial investment or are not willing to make an investment that, if the final basket level is less than the initial basket level, has the same downside market risk as that of an investment in the basket components.

•	You seek an investment that has unlimited return potential without a cap on appreciation or you are unwilling to invest in the notes based on the maximum payment amount indicated on the cover hereof.
•	You are unable or unwilling to hold the notes to maturity, a term of approximately 13 months, or you seek an investment for which there will be a secondary market.
•	You cannot tolerate fluctuations in the price of the notes prior to maturity that may be similar to or exceed the downside fluctuations in the price of the basket components.

•	You seek current income from your investment or are unwilling to forgo any dividends paid on the basket components.
•	You are not willing to accept the single equity risks associated with the basket components.
•	You are not willing to assume the credit risk of the Bank for all payments under the notes.
The investor suitability considerations identified above are not exhaustive. Whether or not the notes are a suitable investment for you will depend on your individual circumstances and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the notes in light of your particular circumstances. You should also review ‘‘Additional Risks’’ herein, ‘‘Additional Risk Factors Specific to the Notes’’ in the accompanying product prospectus supplement and “Risk Factors” in the accompanying prospectus supplement and in the accompanying prospectus for risks related to an investment in the notes.

HYPOTHETICAL PAYMENTS AT MATURITY ON THE NOTES

The examples set out below are included for illustration purposes only. They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate the impact that the various hypothetical final basket levels on the valuation date could have on the payment at maturity assuming all other variables remain constant.
The examples below are based on a range of final basket levels that are entirely hypothetical; the level of the basket on any day throughout the term of your notes, including the final basket level on the valuation date, cannot be predicted. The basket components have been highly volatile in the past, meaning that the prices of the basket components have changed considerably in relatively short periods, and their performances cannot be predicted for any future period.
The information in the following examples reflects hypothetical rates of return on the offered notes assuming that they are purchased on the original issue date at the principal amount and held to the maturity date. If you sell your notes in a secondary market prior to the maturity date, your return will depend upon the market value of your notes at the time of sale, which may be affected by a number of factors that are not reflected in the examples below, such as interest rates, the volatility of the basket components and our creditworthiness. In addition, the estimated value of your notes at the time the terms of your notes were set on the trade date (as determined by reference to pricing models used by us) is less than the original issue price of your notes. For more information on the estimated value of your notes, see “Additional Risks—The Bank’s initial estimated value of the notes at the time of pricing (when the terms of your notes were set on the trade date) is lower than the original issue price of the notes” herein. The information in the examples also reflect the key terms and assumptions in the box below.
Key Terms and Assumptions
Principal amount	$1,000
Participation rate	150.00%
Initial basket level	100
Maximum payment amount	$1,157.50
Neither a market disruption event nor a non-trading day occurs with respect to any basket component on the originally scheduled valuation date.

No reorganization event occurs with respect to any basket component.

Notes are purchased on the original issue date at the principal amount and held to the maturity date.
The actual performance of the basket over the term of your notes, as well as the amount payable at maturity, if any, may bear little relation to the hypothetical examples shown below or to the historical prices of each basket component shown elsewhere in this pricing supplement. For information about the historical prices of each basket component see “Information Regarding the Basket and the Basket Components” below.
Also, the hypothetical examples shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to your notes, tax liabilities could affect the after-tax rate of return on your notes to a comparatively greater extent than the after-tax return on the basket components.

The levels in the left column of the table below represent hypothetical final basket levels and are expressed as percentages of the initial basket level. The amounts in the right column represent the hypothetical payment at maturity, based on the corresponding hypothetical final basket level (expressed as a percentage of the initial basket level), and are expressed as percentages of the principal amount of a note (rounded to the nearest one-thousandth of a percent). Thus, a hypothetical payment at maturity of 100.000% means that the value of the cash payment that we would pay for each $1,000 of the outstanding principal amount of the offered notes on the maturity date would equal 100.000% of the principal amount of a note, based on the corresponding hypothetical final basket level (expressed as a percentage of the initial basket level) and the assumptions noted above.
Hypothetical Final Basket Level (as Percentage of Initial Basket Level)	Hypothetical Payment at Maturity (as Percentage of Principal Amount)
140.000%	115.750%
130.000%	115.750%
120.000%	115.750%
115.000%	115.750%
110.500%	115.750%
109.000%	113.500%
106.000%	109.000%
103.000%	104.500%
100.000%	100.000%
99.999%	99.999%
90.000%	90.000%
80.000%	80.000%
75.000%	75.000%
50.000%	50.000%
25.000%	25.000%
0.000%	0.000%
If, for example, the final basket level were determined to be 25.000% of the initial basket level, the payment at maturity that we would pay on your notes at maturity would be 25.000% of the principal amount of your notes, as shown in the table above. As a result, if you purchased your notes on the original issue date at the principal amount and held them to the maturity date, you would lose 75.000% of your investment (if you purchased your notes at a premium to the principal amount you would lose a correspondingly higher percentage of your investment). If the final basket level were determined to be 0.000% of the initial basket level, you would lose 100.000% of your investment in the notes. In addition, if the final basket level were determined to be 140.000% of the initial basket level, the payment at maturity that we would pay on your notes would be capped at the maximum payment amount, or 115.750% of each $1,000 principal amount of your notes, as shown in the table above. As a result, if you held your notes to the maturity date, you would not benefit from any increase in the level of the basket to a final basket level that is greater than 110.500% of the initial basket level.

The following chart shows a graphical illustration of the hypothetical payment at maturity that we would pay on your notes on the maturity date, if the final basket level were any of the hypothetical levels shown on the horizontal axis. The hypothetical payments at maturity in the chart are expressed as percentages of the principal amount of your notes and the hypothetical final basket levels are expressed as percentages of the initial basket level. The chart shows that any hypothetical final basket level of less than 100.000% (the section left of the 100.000% marker on the horizontal axis) would result in a hypothetical payment at maturity of less than 100.000% of the principal amount of your notes (the section below the 100.000% marker on the vertical axis) and, accordingly, in a loss of principal to the holder of the notes. The chart also shows that any hypothetical final basket level of greater than or equal to 110.500% (the section right of the 110.500% marker on the horizontal axis) would result in a capped return on your investment. Any payment on the notes, including any repayment of principal, is subject to the creditworthiness of the Bank. If the Bank were to default on its payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.

Hypothetical Payoff Profile
160.000%
140.000%
120.000%
115.750%
100.000%
80.000%
60.000%
40.000%
20.000%
0.000%
Hypothetical Payment at Maturity (as % of Principal Amount)
0.000%
100.000%
110.500%
Hypothetical Final Basket Level (as % of Initial Basket Level)
Basket Performance
Note Performance

The payments at maturity shown above are entirely hypothetical; they are based on hypothetical final basket levels and prices of the basket components that may not be achieved on the valuation date and on assumptions that may prove to be erroneous. The actual market value of your notes on the maturity date or at any other time, including any time you may wish to sell your notes, may bear little relation to the hypothetical payments at maturity shown above, and these amounts should not be viewed as an indication of the financial return on an investment in the offered notes. The hypothetical payments at maturity on the notes held to the maturity date in the examples above assume you purchased your notes at their principal amount and have not been adjusted to reflect the actual original issue price you will pay for your notes. The return on your investment (whether positive or negative) in your notes will be affected by the amount you pay for your notes. If you purchase your notes for a price other than the principal amount, the return on your investment will differ from, and may be significantly lower than, the hypothetical returns suggested by the above examples. Please read “Additional Risks—The price at which the notes may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased” herein.

Payments on the notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on the notes are economically equivalent to a combination of a non-interest-bearing bond bought by the holder and one or more options entered into between the holder and us (with one or more implicit option premiums paid over time). The discussion in this paragraph does not modify or affect the terms of the notes or the U.S. federal income tax treatment of the notes, as described elsewhere in this pricing supplement.
We cannot predict the actual final basket level or what the market value of your notes will be on any particular trading day, nor can we predict the relationship between the price of each basket component and the market value of your notes at any time prior to the maturity date. The actual amount that you will receive, if any, at maturity and the rate of return on the offered notes will depend on the actual final basket level, which will be determined by the calculation agent as described above. Moreover, the assumptions on which the hypothetical returns are based may turn out to be inaccurate. Consequently, the amount of cash to be paid in respect of your notes, if any, on the maturity date may be very different from the information reflected in the examples above.

ADDITIONAL RISKS

An investment in the notes involves significant risks. In addition to the following risks included in this pricing supplement, we urge you to read “Additional Risk Factors Specific to the Notes” in the accompanying product prospectus supplement and “Risk Factors” in the accompanying prospectus supplement and in the accompanying prospectus.
You should understand the risks of investing in the notes and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the notes in light of your particular financial circumstances and the information set forth in this pricing supplement and the accompanying prospectus, accompanying prospectus supplement and accompanying product prospectus supplement.
The Bank’s initial estimated value of the notes at the time of pricing (when the terms of your notes were set on the trade date) is lower than the original issue price of the notes
The Bank’s initial estimated value of the notes is only an estimate. The original issue price of the notes exceeds the Bank’s initial estimated value. The difference between the original issue price of the notes and the Bank’s initial estimated value reflects costs associated with selling and structuring the notes, as well as hedging its obligations under the notes with a third party. Therefore, the economic terms of the notes are less favorable to you than they would have been if these expenses had not been paid or had been lower.
Neither the Bank’s nor GS&Co.’s estimated value of the notes at any time is determined by reference to credit spreads or the borrowing rate the Bank would pay for its conventional fixed-rate debt securities
The Bank’s initial estimated value of the notes and GS&Co.’s estimated value of the notes at any time are determined by reference to the Bank’s internal funding rate. The internal funding rate used in the determination of the estimated value of the notes generally represents a discount from the credit spreads for the Bank’s conventional fixed-rate debt securities and the borrowing rate the Bank would pay for its conventional fixed-rate debt securities. This discount is based on, among other things, the Bank’s view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the Bank’s conventional fixed-rate debt. If the interest rate implied by the credit spreads for the Bank’s conventional fixed-rate debt securities, or the borrowing rate the Bank would pay for its conventional fixed-rate debt securities were to be used, the Bank would expect the economic terms of the notes to be more favorable to you. Consequently, the use of an internal funding rate for the notes increases the estimated value of the notes at any time and has an adverse effect on the economic terms of the notes.
The Bank’s initial estimated value of the notes does not represent future values of the notes and may differ from others’ (including GS&Co.’s) estimates
The Bank’s initial estimated value of the notes was determined by reference to its internal pricing models when the terms of the notes were set. These pricing models consider certain factors, such as the Bank’s internal funding rate on the trade date, the expected term of the notes, market conditions and other relevant factors existing at that time, and the Bank’s assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions (including the pricing models and assumptions used by GS&Co.) could provide valuations for the notes that are different, and perhaps materially lower, from the Bank’s initial estimated value. Therefore, the price at which GS&Co. would buy or sell your notes (if GS&Co. makes a market, which it is not obligated to do) may be materially lower than the Bank’s initial estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect.
The price at which GS&Co. would buy or sell your notes (if GS&Co. makes a market, which it is not obligated to do) will be based on GS&Co.’s estimated value of your notes
GS&Co.’s estimated value of the notes is determined by reference to its pricing models and takes into account the Bank’s internal funding rate. The price at which GS&Co. would initially buy or sell your notes in the secondary market (if GS&Co. makes a market, which it is not obligated to do) exceeds GS&Co.’s estimated value of your notes at the time of pricing. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Additional Information Regarding Estimated Value of the Notes” above) will decline to zero on a straight line basis over the period from the trade date through the applicable date set forth under “Additional Information Regarding Estimated Value of the Notes” above. Thereafter, if GS&Co. buys or sells your notes it will do so at prices that reflect the estimated value determined by reference to GS&Co.’s pricing models at that time. The price at which GS&Co. will buy or sell your notes at any time also will reflect its then current bid and ask spread for similar sized trades of structured notes. If GS&Co. calculated its estimated value of your notes by reference to the Bank’s credit spreads or the borrowing rate the Bank would pay for its conventional fixed-rate debt securities (as opposed to the Bank’s internal funding rate), the price at which GS&Co. would buy or sell your notes (if GS&Co. makes a market, which it is not obligated to do) could be significantly lower.
GS&Co.’s pricing models consider certain variables, including principally the Bank’s internal funding rate, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the notes. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your notes in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your notes determined by reference to GS&Co.’s models, taking into account the Bank’s internal funding rate, due to, among other things, any differences in pricing models or assumptions used by others. See “The price at which the notes may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased” below.
In addition to the factors discussed above, the value and quoted price of your notes at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the notes, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in the Bank’s creditworthiness or perceived creditworthiness. These changes may adversely affect the value of your notes, including the price you may receive for your notes in any market making transaction. To the extent that GS&Co. makes a market in the notes, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus GS&Co.’s then current bid and ask spread for similar sized trades of structured notes (and subject to the declining excess amount described above).
Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your notes in a secondary market sale.
There is no assurance that GS&Co. or any other party will be willing to purchase your notes at any price and, in this regard, GS&Co. is not obligated to make a market in the notes. See “The notes lack liquidity” below.
Risk of loss at maturity
You can lose your entire investment in the notes. The cash payment on your notes, if any, on the maturity date will be based on the performance of an unequally weighted basket comprised of the common stock or ordinary shares of 79 companies as measured from the initial basket level of 100 to the final basket level on the valuation date. If the final basket level for your notes is less than the initial basket level, you will have a loss for each $1,000 principal amount of your notes equal to the product of (i) the basket return times (ii) $1,000. Accordingly, the notes have the same downside risk as that of an investment in the basket components and you may lose up to your entire investment in the notes if the final basket level is less than the initial basket level.
Also, the market price of your notes prior to the maturity date may be significantly lower than the purchase price you pay for your notes. Consequently, if you sell your notes before the maturity date, you may receive far less than the amount of your investment in the notes.
The amount payable on your notes is not linked to the price of each basket component at any time other than on the valuation date (except in the case of tax redemptions)
The final basket level will be based on the closing prices of the basket components on the valuation date (subject to adjustment as described elsewhere in this pricing supplement). Therefore, if the closing prices of one or more basket components dropped on the valuation date, the payment at maturity for your notes may be less, and may be significantly less, than it would have been had the payment at maturity been linked to the closing prices of the basket components prior to such drop in the prices of the basket components. Although the actual prices of the basket components on the maturity date or at other times during the term of your notes may be higher than the closing prices of the basket components on the valuation date, you will not benefit from the closing prices of the basket components at any time other than on the valuation date (except in the case of tax redemptions as described further under “Tax Redemption” in the accompanying product prospectus supplement).

The potential for the value of your notes to increase will be limited
Your ability to participate in any change in the level of the basket over the term of your notes will be limited because of the maximum payment amount. The maximum payment amount will limit the amount in cash you may receive for each of your notes at maturity, no matter how much the level of the basket may rise beyond the initial basket level over the term of your notes. Accordingly, the amount payable for each of your notes may be significantly less than it would have been had you invested directly in the basket or any of the basket components.
The lower performance of one basket component may offset an increase in the other basket components
Declines in the price of one basket component may offset increases in the prices of the other basket components. As a result, any return on the basket, and thus on your notes, may be reduced or eliminated, which will have the effect of reducing the amount payable in respect of your notes at maturity. In addition, because the basket components are not equally weighted, increases in the prices of lower weighted basket components may be offset by even small decreases in the prices of the more heavily weighted basket components.
Holding the notes is not the same as holding the basket components
Holding the notes is not the same as holding the basket components. As a holder of the notes, you will not be entitled to the voting rights or rights to receive dividends or other distributions or other rights that holders of the basket components would enjoy, and no such dividends or distributions will be factored into the payment at maturity on the notes. Further, the return on your notes may not reflect the return you would realize if you actually owned the basket components. For instance, you will not benefit from any positive basket return in excess of an amount that, when multiplied by the participation rate, exceeds the cap on appreciation set by the maximum payment amount.
The notes differ from conventional debt instruments
The notes are not conventional notes or debt instruments. The notes do not provide you with interest payments prior to maturity as a conventional fixed-rate or floating-rate debt security with the same maturity would. The return that you will receive on the notes, which could be negative, may be less than the return you could earn on other investments. Even if your return is positive, your return may be less than the return you would earn if you bought a conventional senior interest bearing debt security of the Bank.
No interest
The notes do not bear interest and, accordingly, you will not receive any interest payments on the notes.
Your investment is subject to the credit risk of The Bank of Nova Scotia
The notes are senior unsecured debt obligations of the Bank, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus, accompanying prospectus supplement and accompanying product prospectus supplement, the notes will rank on par with all of the other unsecured and unsubordinated debt obligations of the Bank, except such obligations as may be preferred by operation of law. Any payment to be made on the notes, including the payment at maturity, depends on the ability of the Bank to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of the Bank may affect the market value of the notes and, in the event the Bank were to default on its obligations, you may not receive the amounts owed to you under the terms of the notes. If you sell the notes prior to maturity, you may receive substantially less than the principal amount of your notes.
The COVID-19 virus may have an adverse impact on the Bank
On March 11, 2020, the World Health Organization declared the outbreak of a strain of novel coronavirus disease, COVID-19, a global pandemic. Governments in affected areas have imposed a number of measures designed to contain the outbreak, including business closures, travel restrictions, quarantines and cancellations of gatherings and events. The spread of COVID-19 has had disruptive effects in countries in which the Bank operates and the global economy more widely, as well as causing increased volatility and declines in financial markets. COVID-19 has materially impacted and continues to materially impact the markets in which the Bank operates. If the pandemic is prolonged, or further diseases emerge that give rise to similar effects, the adverse impact on the global economy could deepen and result in further declines in financial markets. A substantial amount of the Bank’s business involves making loans or otherwise committing resources to specific companies, industries or countries. The COVID-19 pandemic’s impact on such borrowers, industries and countries could have a material adverse effect on the Bank’s financial results, businesses, financial condition or liquidity. The COVID-19 pandemic may also result in disruption to the Bank’s key suppliers of goods and services and result in increased unavailability of staff adversely impacting the quality and continuity of service to customers and the reputation of the Bank. As a result, the business, results of operations, corporate reputation and financial condition of the Bank could be adversely impacted for a substantial period of time.
There are potential conflicts of interest between you and the calculation agent
Scotia Capital Inc., the calculation agent, is one of our affiliates. In performing its duties, the economic interests of the calculation agent are potentially adverse to your interests as an investor in the notes. The calculation agent is under no obligation to consider your interests as a holder of the notes in taking any actions that might affect the price of the basket components and the value of, and any amount payable on, the notes.
Investors should investigate the basket components as if investing directly in the basket components
Investors should conduct their own diligence of the basket components as an investor would if it were directly investing in the basket components. Neither we nor any of our affiliates have participated in the preparation of any publicly available information or made any “due diligence” investigation or inquiry with respect to the basket components. Furthermore, we cannot give any assurance that all events occurring prior to the original issue date have been properly disclosed. Subsequent disclosure of any such events or the disclosure or failure to disclose material future events concerning the basket components could affect any payment at maturity. Investors should not conclude that the sale by the Bank of the notes is any form of investment recommendation by the Bank or any of its affiliates to invest in the basket components.
The notes are linked to the basket components and are therefore subject to the market risks of the basket components
Your notes are linked to the basket components and the return on your notes is therefore affected by the movements in the market prices of those stocks.  Each basket component issuer faces its own business risks and challenges, which may adversely affect the market price of such basket component.  In addition, the basket components will not change (except as described under “General Terms of the Notes — Anti-Dilution Adjustments Relating to Equity Securities or a Reference Asset that is an ETF” in the accompanying product prospectus supplement), and your notes will remain linked to the basket components even if one or more of the basket component issuers is experiencing severe business risks and challenges. The lesser performance of some basket components will mitigate and may completely offset the greater performance of other basket components. In addition, the recent coronavirus infection has caused volatility in the global financial markets and a slowdown in the global economy. Coronavirus or any other communicable disease or infection may adversely affect the basket component issuers and, therefore, the basket components and the basket. It is possible that declines in the prices of one or more basket components could affect the basket return such that you would lose some or all of your investment in the notes.
The participation rate applies only at maturity
You should be willing to hold your notes to maturity. If you are able to sell your notes prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the participation rate or the notes themselves, and the return you realize may be less than the basket return multiplied by the participation rate even if such return is positive and less than the maximum payment amount. You may receive the full benefit of the participation rate only if you hold your notes to maturity.
If the level of the basket changes, the market value of your notes may not change in the same manner
Your notes may trade quite differently from the performance of the basket. Changes in the level of the basket may not result in a comparable change in the market value of your notes. We discuss some of the reasons for this disparity under “—The price at which the notes may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased” below and “— The market value of the notes may be influenced by many unpredictable factors” below.
The return on your notes will not reflect any dividends paid on the basket components and you have no voting rights with respect to any basket components
The return on your notes will not reflect the return you would realize if you actually owned the basket components and received the distributions paid on the basket components. You will not receive any dividends that may be paid on any of the basket components by any the basket component issuers, nor will you have voting rights with respect to any basket components. See “— Holding the notes is not the same as holding the basket components” above for additional information.
There is no assurance that the investment view implicit in the notes will be successful
It is impossible to predict whether and the extent to which the level of the basket will rise or fall. None of the Bank, the calculation agent, GS&Co. or any of our or their respective affiliates gives any assurance that the final basket level will be equal to or greater than the initial basket level. The final basket level may be influenced by complex and interrelated political, economic, financial and other factors that affect the prices of the basket components. You should be willing to accept the risks of the price performance of equity securities in general and the basket components in particular and the risk of losing some or all of your initial investment.
Furthermore, we cannot give you any assurance that the future performance of the basket components will result in your receiving an amount greater than or equal to the principal amount of your notes. Certain periods of historical performance of the prices of the basket components would have resulted in you receiving less than the principal amount of your notes if you had owned notes with terms similar to these notes in the past. See “Information Regarding The Basket and Basket Components” in this pricing supplement for further information regarding the historical performance of the basket components.
Past hypothetical performance of the basket and past performance of the basket components should not be taken as an indication of the future performance of the level of the basket or the prices of the basket components
The notes are directly linked to the performance of the basket and indirectly linked to the performance of the basket components, which is speculative and involves a high degree of risk. None of the Bank, the calculation agent, GS&Co. or any of our or their respective affiliates gives any assurance as to the performance of the basket or the basket components. Investors should not conclude that the sale by the Bank of the notes is an investment recommendation by it or by any of the other entities mentioned above to invest in securities linked to the basket. Investors should consult with their own financial advisors as to whether an investment in the notes is appropriate for them. Past hypothetical performance of the basket and past performance of the basket components should not be taken as a guarantee or assurance of the future performance of the basket or basket components, and it is impossible to predict whether the basket or basket components will rise or fall during the term of the notes.
As of the date of this pricing supplement, there is no history for the closing levels of the basket
The payment at maturity, if any, for each of your notes is linked to the change in level of the basket, which will begin to be calculated only on the trade date. Since there will be no actual history for the closing levels of the basket until it begins to be calculated, no actual historical information about the closing levels of the basket will be available for you to consider in making an independent investigation of the basket performance, which may make it difficult for you to make an informed decision with respect to an investment in your notes.
In some circumstances, the payment you receive on the notes may be based on the common stock of another company and not the basket component issuer
Following certain corporate events relating to a basket component where its issuer is not the surviving entity, the amount you receive at maturity may be based on the common stock of a successor to such basket component issuer or any cash or any other assets distributed to holders of shares of the basket component in such corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the notes. We describe the specific corporate events that can lead to these adjustments and the related procedures under “General Terms of the Notes — Anti-Dilution Adjustments Relating to Equity Securities or a Reference Asset that is an ETF” in the accompanying product prospectus supplement.
We may sell an additional aggregate principal amount of the notes at a different issue price
We may decide to sell an additional aggregate principal amount of the notes subsequent to the date of this pricing supplement. The issue price of the notes in the subsequent sale may differ substantially (higher or lower) from the original issue price you paid as provided on the cover of this pricing supplement.

The market value of the notes may be influenced by many unpredictable factors
When we refer to the market value of your notes, we mean the value that you could receive for your notes if you chose to sell them in the open market before the maturity date. A number of factors, many of which are beyond our control, will influence the market value of your notes, including:
•	the prices of the basket components and, therefore, the basket;
•	the volatility – i.e., the frequency and magnitude of changes – in the closing prices of the basket components;
•	the dividend rates of the basket components;
•	the correlation among the basket components;
•
economic, financial, political, military, regulatory, legal, public health and other events that affect the applicable securities  markets generally and which may affect the levels of the basket components and, therefore, the basket;

•	interest rate and yield rates in the market;
•	the time remaining until maturity; and
•	our creditworthiness, whether actual or perceived, and including actual or anticipated upgrades or downgrades in our credit ratings or changes in other credit measures.
These factors may influence the market value of your notes if you sell your notes before maturity, including the price you may receive for your notes in any market making transaction. If you sell your notes prior to maturity, you may receive less than the principal amount of your notes.
The notes are subject to risks associated with non-U.S. companies
Some of the basket components, including the ordinary shares of Medtronic Public Limited Company, represent shares of non-U.S. companies. An investment linked to the value of non-U.S. companies involves risks associated with the home country of such non-U.S. company. The prices of the ordinary shares of non-U.S. companies may be affected by political, economic, financial and social factors in the home country of such non-U.S. company, including changes in such country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions.
If you purchase your notes at a premium to the principal amount, the return on your investment will be lower than the return on notes purchased at the principal amount and the impact of certain key terms of the notes will be negatively affected
The payment at maturity will not be adjusted based on the original issue price you pay for the notes. If you purchase notes at a price that differs from the principal amount of the notes, then the return on your investment in such notes held to the maturity date will differ from, and may be substantially less than, the return on notes purchased at the principal amount. If you purchase your notes at a premium to the principal amount and hold them to the maturity date, the return on your investment in the notes will be lower than it would have been had you purchased the notes at the principal amount or at a discount to the principal amount. In addition, the impact of the maximum payment amount on the return on your investment will depend upon the price you pay for your notes relative to the principal amount. For example, if you purchase your notes at a premium to the principal amount, the maximum payment amount will only permit a lower positive return on your investment in the notes than would have been the case for notes purchased at the principal amount or at a discount to the principal amount.
The price at which the notes may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased
The price at which the notes may be sold prior to maturity will depend on a number of factors. Some of these factors include, but are not limited to: (i) actual or anticipated changes in the level of the basket (and the prices of the basket components) over the full term of the notes, (ii) correlation among the basket components, (iii) volatility of the price of the basket components, (iv) changes in interest rates generally, (v) any actual or anticipated changes in our credit ratings or credit spreads and (vi) the time remaining to maturity. In particular, because the provisions of the notes relating to the payment at maturity behave like options, the value of the notes will vary in ways which are non-linear and may not be intuitive.

Depending on the actual or anticipated level of the basket (and therefore the prices of the basket components) and other relevant factors, the market value of the notes may decrease and you may receive substantially less than 100% of the issue price if you sell your notes prior to maturity even if the basket return at such time is positive.
See “—The market value of the notes may be influenced by many unpredictable factors” herein.
The notes lack liquidity
The notes will not be listed on any securities exchange or automated quotation system. Therefore, there may be little or no secondary market for the notes. SCUSA, any other affiliates of the Bank and GS&Co. may, but are not obligated to, make a market in the notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Because we do not expect that other broker-dealers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which SCUSA and GS&Co. are willing to purchase the notes from you. If at any time SCUSA and GS&Co. were not to make a market in the notes, it is likely that there would be no secondary market for the notes. Accordingly, you should be willing to hold your notes to maturity.
Hedging activities by the Bank and GS&Co. may negatively impact investors in the notes and cause our respective interests and those of our respective clients and counterparties to be contrary to those of investors in the notes
The Bank, GS&Co. or one or more of our or their respective affiliates has hedged or expects to hedge the obligations under the notes by purchasing futures and/or other instruments linked to the basket components. The Bank, GS&Co. or one or more of our or their respective affiliates also expects to adjust the hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to the basket components, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the valuation date.
The Bank, GS&Co. or one or more of our or their respective affiliates may also enter into, adjust and unwind hedging transactions relating to other basket- or equity-linked notes whose returns are linked to changes in the price of the basket components. Any of these hedging activities may adversely affect the price of the basket components — directly or indirectly — and therefore the market value of the notes and the amount you will receive, if any, on the notes. Because the dealer, or an affiliate, from which you purchase notes is to conduct hedging activities for us in connection with the notes, that dealer, or an affiliate, may profit in connection with such hedging activities and such profit, if any, will be in addition to the compensation that the dealer, or an affiliate, receives for the sale of the notes to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for the dealer to sell the notes to you in addition to the compensation they would receive for the sale of the notes. In addition, you should expect that these transactions will cause the Bank, GS&Co. or our or their respective affiliates, or our or their respective clients or counterparties, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the notes. The Bank, GS&Co. or our or their respective affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the notes, and may receive substantial returns with respect to these hedging activities while the value of the notes may decline.
The Bank, SCUSA, GS&Co. and our or their respective affiliates regularly provide services to, or otherwise have business relationships with, a broad client base, which has included and may include us and the basket component issuers and the market activities by the Bank, GS&Co. or our or their respective affiliates for our or their own respective accounts or for our or their respective clients could negatively impact investors in the notes
We, GS&Co. and our or their respective affiliates regularly provide a wide range of financial services, including financial advisory, investment advisory and transactional services to a substantial and diversified client base. As such, we each may act as an investor, investment banker, research provider, investment manager, investment advisor, market maker, trader, prime broker or lender. In those and other capacities, we, GS&Co. and/or our or their respective affiliates purchase, sell or hold a broad array of investments, actively trade securities (including the notes or other securities that we have issued), the basket components, derivatives, loans, credit default swaps, indices, baskets and other financial instruments and products for our or their own respective accounts or for the accounts of our or their respective customers, and we will have other direct or indirect interests, in those securities and in other markets that may not be consistent with your interests and may adversely affect the price of the basket components and/or the value of the notes.

You should assume that we or they will, at present or in the future, provide such services or otherwise engage in transactions with, among others, us and the basket component issuers, or transact in securities or instruments or with parties that are directly or indirectly related to these entities. These services could include making loans to or equity investments in those companies, providing financial advisory or other investment banking services, or issuing research reports. Any of these financial market activities may, individually or in the aggregate, have an adverse effect on the price of the basket components and the market for your notes, and you should expect that our interests and those of GS&Co. and/or our or their respective affiliates, clients or counterparties, will at times be adverse to those of investors in the notes.
You should expect that we, GS&Co., and our or their respective affiliates, in providing these services, engaging in such transactions, or acting for our or their own respective accounts, may take actions that have direct or indirect effects on the notes or other securities that we may issue, the basket components or other securities or instruments similar to or linked to the foregoing, and that such actions could be adverse to the interests of investors in the notes. In addition, in connection with these activities, certain personnel within us, GS&Co. or our or their respective affiliates may have access to confidential material non-public information about these parties that would not be disclosed to investors in the notes.
We, GS&Co. and our or their respective affiliates regularly offer a wide array of securities, financial instruments and other products into the marketplace, including existing or new products that are similar to the notes or other securities that we may issue, the basket components or other securities or instruments similar to or linked to the foregoing. Investors in the notes should expect that the Bank, GS&Co. and our or their respective affiliates offer securities, financial instruments, and other products that may compete with the notes for liquidity or otherwise.
Other investors in the notes may not have the same interests as you
The interests of other investors may, in some circumstances, be adverse to your interests. Other investors may make requests or recommendations to us, SCUSA or GS&Co., or our or their respective affiliates, regarding the establishment of transactions on terms that are adverse to your interests, and investors in the notes are not required to take into account the interests of any other investor in exercising remedies, voting or other rights in their capacity as noteholders.
Further, other investors may enter into market transactions with respect to the notes, assets that are the same or similar to the notes, assets referenced by the notes (such as stocks or stock indices) or other similar assets or securities which may adversely impact the market for or value of your notes. For example, an investor could take a short position (directly or indirectly through derivative transactions) in respect of securities similar to your notes or in respect of the basket components.
The calculation agent can postpone the valuation date for the notes if a market disruption event with respect to any of the basket components occurs
If the calculation agent determines, in its sole discretion, that, on a day that would otherwise be the valuation date, a market disruption event with respect to a basket component has occurred or is continuing, the valuation date for the affected basket component will be postponed until the first following trading day on which no market disruption event occurs or is continuing, although the valuation date will not be postponed by more than eight trading days. Moreover, if the valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the valuation date, and the calculation agent will determine the applicable final component price that must be used to determine the payment at maturity. See “General Terms of the Notes — Unavailability of the Closing Price of the Reference Asset on a Valuation Date” and “General Terms of the Notes — Market Disruption Events” in the accompanying product prospectus supplement and “Market Disruption Events” herein.
The calculation agent can make anti-dilution and reorganization adjustments that affect the payment at maturity
For anti-dilution and reorganization events affecting a basket component, the calculation agent may make adjustments to the initial component price and/or the final component price, as applicable, and any other term of the notes. However, the calculation agent will not make an adjustment in response to every corporate event that could affect a basket component. For instance, the calculation agent will not make any adjustments for regular cash dividends. If an event occurs that does not require the calculation agent to make an adjustment, the value of the notes and your payment at maturity may be materially and adversely affected. In addition, determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the accompanying product prospectus supplement or herein as necessary to achieve an equitable result. The occurrence of any anti-dilution or reorganization event and the consequent adjustments may materially and adversely affect the value of the notes and your payment at maturity, if any. See “General Terms of the Notes — Anti-Dilution Adjustments Relating to Equity Securities or a Reference Asset that is an ETF” in the accompanying product prospectus supplement.
There is no affiliation between any basket component issuer and us, SCUSA or GS&Co.
The Bank, SCUSA, GS&Co. and our or their respective affiliates may currently, or from time to time in the future, engage in business with the basket component issuers. None of the Bank, SCUSA, GS&Co. or any of our or their respective affiliates, is affiliated with any basket component issuer or have participated in the preparation of any publicly available information or made any “due diligence” investigation or inquiry with respect to the basket components. You should make your own investigation into the basket components and the basket component issuers. See the section below entitled “Information Regarding the Basket Components” in this pricing supplement for additional information about the basket components.
Uncertain tax treatment
Significant aspects of the tax treatment of the notes are uncertain. You should consult your tax advisor about your tax situation. See “Material Canadian Income Tax Consequences” and “Material U.S. Federal Income Tax Consequences” in this pricing supplement.

INFORMATION REGARDING THE BASKET AND THE BASKET COMPONENTS

The Basket
The basket is comprised of the basket components, which consist of the common stock or ordinary shares of 79 companies, as set forth herein under “About the Basket” on page P-8.
Hypothetical Historical Basket Levels
Because the basket is a newly created basket and its level was first calculated on the trade date, there is no actual historical information about levels of the basket as of the date of this pricing supplement. Therefore, the hypothetical levels of the basket below are calculated based on publicly available information for each basket component as reported by Bloomberg, without independent verification. The hypothetical levels of the basket have fluctuated in the past and may, in the future, experience significant fluctuations. Any hypothetical historical upward or downward trend in the level of the basket during any period shown below is not an indication that the basket is more or less likely to increase or decrease at any time during the term of your notes.
The graph below illustrates the hypothetical performance of the basket from June 12, 2019 (the earliest date for which historical trading data is available for all basket components) through September 22, 2020, based on the daily closing prices of the basket components adjusted for corporate events. Past hypothetical performance of the basket is not indicative of the future performance of the basket. In addition, because hypothetical performance of the basket is only available from June 12, 2019 (as noted above), such hypothetical historical performance provides less information on which to evaluate an investment decision than would information regarding a basket of securities or other assets with a longer period of hypothetical historical performance.
Basket Closing Level

The Basket Components
Included on the following pages is a brief description of each basket component issuer and a graph that illustrates the past performance of such basket component for the specified period. This information has been obtained from publicly available sources. We obtained the past performance information set forth below from Bloomberg without independent verification.
Each basket component issuer faces its own business risks and other competitive factors. All of those factors may affect the basket return, and, consequently, the amount payable on your notes, if any, on the maturity date. Our offering of the notes does not constitute a recommendation by the Bank, GS&Co. or any of our or their respective affiliates to invest in the basket, any basket component or the notes. You should make your own investigation of the basket components and the basket component issuers and whether to obtain exposure to the basket through an investment in the notes.
Each of the basket component issuers is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files financial and other information with the SEC. Periodic reports, proxy and information statements and other information filed by the basket component issuers can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.W. Washington, DC 20549, and such reports and filings are available at sec.gov. You should make your own investigation of the basket components and the basket component issuers (and whether to obtain exposure to the basket through an investment in the notes) by reading these reports and filings to understand the risks of each of the basket components and the basket component issuers.
Historical Closing Prices of the Basket Components
The prices of the basket components have fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the price of a basket component during the period shown below is not an indication that such basket component is more or less likely to increase or decrease at any time during the term of your notes.
We have not undertaken an independent review or due diligence of the information. The graphs below, except where otherwise indicated, illustrate the performance of the basket components from January 1, 2015 through September 22, 2020, based on information from Bloomberg without independent verification. Past performance of the basket components is not indicative of the future performance of the basket components.
AECOM
According to publicly available information, AECOM provides professional technical services to the United States government, state, local, and non-U.S. governments and agencies, and commercial customers. AECOM's services include consulting, planning, architecture, engineering, construction management, project management, asset management, environmental services, and design-build services. Information filed by AECOM with the SEC under the Exchange Act can be located by reference to its CIK Code: 0000868857 and its common stock is listed on the New York Stock Exchange under the ticker symbol “ACM”.
Historical Performance of AECOM

60
50
40
30
20
10
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Ameren Corporation
According to publicly available information, Ameren Corporation is a public utility holding company. Ameren Corporation through its subsidiaries, generates electricity, delivers electricity, and distributes natural gas to customers in Missouri and Illinois. Information filed by Ameren Corporation with the SEC under the Exchange Act can be located by reference to its CIK Code: 0001002910 and its common stock is listed on the New York Stock Exchange under the ticker symbol “AEE”.
Historical Performance of Ameren Corporation

100
90
80
70
60
50
40
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10
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
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Advanced Energy Industries, Inc.
According to publicly available information, Advanced Energy Industries, Inc. provides engineered precision power conversion, measurement, and control solutions. Advanced Energy Industries, Inc. designs, manufactures, sells, and supports power conversion products and solutions that transform power into various usable forms in a variety of applications ranging from manufacturing and industrial processes to instrumentation and measurement. Information filed by Advanced Energy Industries, Inc. with the SEC under the Exchange Act can be located by reference to its CIK Code: 0000927003 and its common stock is listed on the Nasdaq Global Select Market under the ticker symbol “AEIS”.
Historical Performance of Advanced Energy Industries, Inc.

100
90
80
70
60
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40
30
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10
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
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Jan-2020

The AES Corporation
According to publicly available information, The AES Corporation acquires, develops, owns, and operates electricity generation plants and distribution businesses in several countries. The AES Corporation sells electricity under long term contracts and serves customers under its regulated utility businesses. Information filed by The AES Corporation with the SEC under the Exchange Act can be located by reference to its CIK Code: 0000874761 and its common stock is listed on the New York Stock Exchange under the ticker symbol “AES”.
Historical Performance of The AES Corporation

25
20
15
10
5
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Avangrid, Inc.
According to publicly available information, Avangrid, Inc. is a U.S. based diversified energy and utility company that provides clean energy. Avangrid, Inc. owns and operates electricity generation and natural gas storage utilities. Information filed by Avangrid, Inc. with the SEC under the Exchange Act can be located by reference to its CIK Code: 0001634997 and its common stock is listed on the New York Stock Exchange under the ticker symbol “AGR”. The common stock of Avangrid, Inc. has been listed for trading on the New York Stock Exchange since December 16, 2015. The graph below shows the daily historical closing prices of Avangrid, Inc. from December 16, 2015 through September 2, 2020.
Historical Performance of Avangrid, Inc.

60
50
40
30
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10
0
Dec-2015
Dec-2016
Dec-2017
Dec-2018
Dec-2019

Albemarle Corporation
According to publicly available information, Albemarle Corporation produces specialty chemicals. Albemarle Corporation offers plastics, polymers, and elastomers, as well as cleaning products, agricultural compounds, pharmaceuticals, photographic chemicals, drilling compounds, and biocides. Albemarle Corporation focuses on lithium, bromine, refining catalysts, and applied surface treatment. Albemarle Corporation markets its products globally. Information filed by Albemarle Corporation with the SEC under the Exchange Act can be located by reference to its CIK Code: 0000915913 and its common stock is listed on the New York Stock Exchange under the ticker symbol “ALB”.
Historical Performance of Albemarle Corporation

160
140
120
100
80
60
40
20
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Anthem, Inc.
According to publicly available information, Anthem Inc. operates as a health benefits company. Anthem Inc. provides health, dental and vision, and pharmacy benefits, as well as life insurance, and life and disability insurance benefits. Anthem offers a broad spectrum of network-based managed care plans to large and small employer, individual, Medicaid, and Medicare markets. Information filed by Anthem, Inc. with the SEC under the Exchange Act can be located by reference to its CIK Code: 0001156039 and its common stock is listed on the New York Stock Exchange under the ticker symbol “ANTM”.
Historical Performance of Anthem, Inc.

350
300
250
200
150
100
50
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Air Products and Chemicals, Inc.
According to publicly available information, Air Products and Chemicals, Inc. produces industrial atmospheric and specialty gases and performance materials and equipment. Air Products and Chemicals, Inc. products include oxygen, nitrogen, argon, helium, specialty surfactants and amines, polyurethane, epoxy curatives, and resins. Air Products and Chemicals, Inc. products are used in the beverage, health, and semiconductors fields. Information filed by Air Products and Chemicals, Inc. with the SEC under the Exchange Act can be located by reference to its CIK Code: 0000002969 and its common stock is listed on the New York Stock Exchange under the ticker symbol “APD”.
Historical Performance of Air Products and Chemicals, Inc.

350
300
250
200
150
100
50
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Aptiv PLC
According to publicly available information, Aptiv PLC manufactures and distributes vehicle components. Aptiv PLC produces connector wires, safety restraint systems, pin headers, and underwater towed arrays for automobile and commercial vehicles. Aptiv PLC supplies original equipment manufacturers worldwide. Information filed by Aptiv PLC with the SEC under the Exchange Act can be located by reference to its CIK Code: 0001521332 and its common stock is listed on the New York Stock Exchange under the ticker symbol “APTV”.
Historical Performance of Aptiv PLC

120
100
80
60
40
20
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Bloom Energy Corporation
According to publicly available information, Bloom Energy Corporation manufactures power generation equipment. Bloom Energy Corporation offers on-site power generation systems that utilizes fuel cell technology to generate electricity. Bloom Energy Corporation serves banking, health care, data centers, media and communication, food and beverage, logistics, technology, and utilities industries in the United States. Information filed by Bloom Energy Corporation with the SEC under the Exchange Act can be located by reference to its CIK Code: 0001664703 and its common stock is listed on the New York Stock Exchange under the ticker symbol “BE”. The graph below shows the daily historical closing prices of Bloom Energy Corporation from the completion of its initial public offering on July 24, 2018 through September 2, 2020.
Historical Performance of Bloom Energy Corporation

40
35
30
25
20
15
10
5
0
Jul-2018
Jan-2019
Jul-2019
Jan-2020
Jul-2020

Bright Horizons Family Solutions Inc.
According to publicly available information, Bright Horizons Family Solutions Inc. provides child care and early education services as well as other services designed to help employers and families better address the challenges of work and life. Bright Horizons Family Solutions Inc. provides services primarily under multi-year contracts with employers who offer child care and other dependent care solutions as part of their employee benefits packages. Information filed by Bright Horizons Family Solutions Inc. with the SEC under the Exchange Act can be located by reference to its CIK Code: 0001437578 and its common stock is listed on the New York Stock Exchange under the ticker symbol “BFAM”.
Historical Performance of Bright Horizons Family Solutions Inc.

200
180
160
140
120
100
80
60
40
20
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Ball Corporation
According to publicly available information, Ball Corporation provides metal packaging for beverages, foods, and household products. Ball Corporation also supplies aerospace and other technologies and services to commercial and governmental customers. Ball Corporation serves customers worldwide. Information filed by Ball Corporation with the SEC under the Exchange Act can be located by reference to its CIK Code: 0000009389 and its common stock is listed on the New York Stock Exchange under the ticker symbol “BLL”.
Historical Performance of Ball Corporation

90
80
70
60
50
40
30
20
10
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Boston Scientific Corporation
According to publicly available information, Boston Scientific Corporation develops, manufactures, and markets minimally invasive medical devices. Boston Scientific Corporation's products are used in interventional cardiology, cardiac rhythm management, peripheral interventions, electrophysiology, neurovascular intervention, endoscopy, urology, gynecology, and neuromodulation. Information filed by Boston Scientific Corporation with the SEC under the Exchange Act can be located by reference to its CIK Code: 0000885725 and its common stock is listed on the New York Stock Exchange under the ticker symbol “BSX”.
Historical Performance of Boston Scientific Corporation

50
45
40
35
30
25
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15
10
5
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Caterpillar Inc.
According to publicly available information, Caterpillar Inc. designs, manufactures, and markets construction, mining, and forestry machinery. Caterpillar Inc. also manufactures engines and other related parts for its equipment, and offers financing and insurance. Caterpillar Inc. distributes its products through a worldwide organization of dealers. Information filed by Caterpillar Inc. with the SEC under the Exchange Act can be located by reference to its CIK Code: 0000018230 and its common stock is listed on the New York Stock Exchange under the ticker symbol “CAT”.
Historical Performance of Caterpillar Inc.

180
160
140
120
100
80
60
40
20
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Crown Holdings, Inc.
According to publicly available information, Crown Holdings, Inc. designs, manufactures, and sells packaging products for consumer goods through plants located in countries around the world. Crown Holdings, Inc.'s primary products include steel and aluminum cans for food, beverage, household, and other consumer products. Crown Holdings, Inc. also provides a variety of metal caps, closures, and dispensing systems. Information filed by Crown Holdings, Inc. with the SEC under the Exchange Act can be located by reference to its CIK Code: 0001219601 and its common stock is listed on the New York Stock Exchange under the ticker symbol “CCK”.
Historical Performance of Crown Holdings, Inc.

90
80
70
60
50
40
30
20
10
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Chegg, Inc.
According to publicly available information, Chegg, Inc. provides online educational platform. Chegg, Inc. offers homework help, course selection, note taking, manuals, and textbook rentals services. Chegg, Inc. serves customers throughout the United States. Information filed by Chegg, Inc. with the SEC under the Exchange Act can be located by reference to its CIK Code: 0001364954 and its common stock is listed on the New York Stock Exchange under the ticker symbol “CHGG”.
Historical Performance of Chegg, Inc.

100
90
80
70
60
50
40
30
20
10
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Cummins Inc.
According to publicly available information, Cummins Inc. designs, manufactures, distributes, and services diesel and natural gas engines. Cummins Inc. also manufactures electric power generation systems and engine-related component products, including filtration and exhaust after-treatment, fuel systems, controls, and air handling systems. Information filed by Cummins Inc. with the SEC under the Exchange Act can be located by reference to its CIK Code: 0000026172 and its common stock is listed on the New York Stock Exchange under the ticker symbol “CMI”.
Historical Performance of Cummins Inc.

250
200
150
100
50
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Centene Corporation
According to publicly available information, Centene Corporation provides multi-line healthcare solutions to individuals across all states and internationally. Centene Corporation's specialty services include Medicaid and Medicare health plans, treatment compliance, and nurse triage. Information filed by Centene Corporation with the SEC under the Exchange Act can be located by reference to its CIK Code: 0001071739 and its common stock is listed on the New York Stock Exchange under the ticker symbol “CNC”.
Historical Performance of Centene Corporation

80
70
60
50
40
30
20
10
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Cree, Inc.
According to publicly available information, Cree, Inc. develops and manufactures lighting-class light emitting diode (LED), lighting, and semiconductor products for power and radio-frequency applications. Cree, Inc. produces its products for indoor and outdoor lighting, video displays, transportation, electronic signs and signals, power supplies, inverters, and wireless systems. Information filed by Cree, Inc. with the SEC under the Exchange Act can be located by reference to its CIK Code: 0000895419 and its common stock is listed on the Nasdaq Global Select Market under the ticker symbol “CREE”.
Historical Performance of Cree, Inc.

90
80
70
60
50
40
30
20
10
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

CrowdStrike Holdings, Inc.
According to publicly available information, CrowdStrike Holdings, Inc. operates as a holding company. CrowdStrike Holdings, Inc., through its subsidiaries, provides cyber security platform to protect enterprise and prevents attacks on endpoints. CrowdStrike Holdings, Inc. serves customers worldwide. Information filed by CrowdStrike Holdings, Inc. with the SEC under the Exchange Act can be located by reference to its CIK Code: 0001535527 and its common stock is listed on the Nasdaq Global Select Market under the ticker symbol “CRWD”. The graph below shows the daily historical closing prices of CrowdStrike Holdings, Inc. from the completion of its initial public offering on June 11, 2018 through September 2, 2020.
Historical Performance of CrowdStrike Holdings, Inc.

160
140
120
100
80
60
40
20
0
Jun-2019
Sep-2019
Dec-2019
Mar-2020
Jun-2020
Sep-2020

Darling Ingredients Inc.
According to publicly available information, Darling Ingredients Inc. collects and recycles animal processing by-products and used restaurant cooking oil. Darling Ingredients Inc. also provides grease trap collection services to restaurants. Darling Ingredients Inc. processes such raw materials into finished products such as tallow, meat and bone meal, and yellow grease for sale in the United States and overseas. Information filed by Darling Ingredients Inc. with the SEC under the Exchange Act can be located by reference to its CIK Code: 0000916540 and its common stock is listed on the New York Stock Exchange under the ticker symbol “DAR”.
Historical Performance of Darling Ingredients Inc.

40
35
30
25
20
15
10
5
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Deere & Company
According to publicly available information, Deere & Company manufactures and distributes a range of agricultural, construction, forestry, and commercial and consumer equipment. Deere & Company supplies replacement parts for its own products and for those of other manufacturers. Deere & Company also provides product and parts financing services. Deere & Company extends its services and products worldwide. Information filed by Deere & Company with the SEC under the Exchange Act can be located by reference to its CIK Code: 0000315189 and its common stock is listed on the New York Stock Exchange under the ticker symbol “DE”.
Historical Performance of Deere & Company

250
200
150
100
50
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

D.R. Horton, Inc.
According to publicly available information, D.R. Horton, Inc. constructs and sells single-family homes designed primarily for the entry-level and move-up markets. D.R. Horton, Inc. operates in the Midwest, Mid-Atlantic, Southeast, Southwest, and Western regions of the United States. D.R. Horton, Inc. also, through its financial services operations, provide mortgage financing and title agency services to homebuyers. Information filed by D.R. Horton, Inc. with the SEC under the Exchange Act can be located by reference to its CIK Code: 0000882184 and its common stock is listed on the New York Stock Exchange under the ticker symbol “DHI”.
Historical Performance of D.R. Horton, Inc.

90
80
70
60
50
40
30
20
10
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Duke Energy Corporation
According to publicly available information, Duke Energy Corporation is an energy company located primarily in the Americas that owns an integrated network of energy assets. Duke Energy Corporation manages a portfolio of natural gas and electric supply, delivery, and trading businesses in the United States and Latin America. Information filed by Duke Energy Corporation with the SEC under the Exchange Act can be located by reference to its CIK Code: 0001326160 and its common stock is listed on the New York Stock Exchange under the ticker symbol “DUK”.
Historical Performance of Duke Energy Corporation

120
100
80
60
40
20
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Dycom Industries, Inc.
According to publicly available information, Dycom Industries, Inc. provides specialty contracting services to the telecommunications and infrastructure industry. Dycom Industries, Inc. offers engineering, construction, maintenance, and installation services to telecommunications providers and electric and gas utilities, as well as underground facility locating services. Information filed by Dycom Industries, Inc. with the SEC under the Exchange Act can be located by reference to its CIK Code: 0000067215 and its common stock is listed on the New York Stock Exchange under the ticker symbol “DY”.
Historical Performance of Dycom Industries, Inc.

140
120
100
80
60
40
20
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

EMCOR Group, Inc.
According to publicly available information, EMCOR Group, Inc. provides mechanical and electrical construction and facilities services. EMCOR Group, Inc. specializes in the design, installation, integration, and start-up of distribution systems for electrical power, lighting systems, and low-voltage systems such as fire and security alarms, voice and data communication, ventilation, and plumbing and piping systems. Information filed by EMCOR Group, Inc. with the SEC under the Exchange Act can be located by reference to its CIK Code: 0000105634 and its common stock is listed on the New York Stock Exchange under the ticker symbol “EME”.
Historical Performance of EMCOR Group, Inc.

100
90
80
70
60
50
40
30
20
10
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Enphase Energy, Inc.
According to publicly available information, Enphase Energy, Inc. manufactures solar power solutions. Enphase Energy, Inc. offers solutions to increase productivity and reliability of solar modules. Information filed by Enphase Energy, Inc. with the SEC under the Exchange Act can be located by reference to its CIK Code: 0001463101 and its common stock is listed on the Nasdaq GM Stock Exchange under the ticker symbol “ENPH”.
Historical Performance of Enphase Energy, Inc.

90
80
70
60
50
40
30
20
10
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

EnerSys
According to publicly available information, EnerSys manufactures, markets, and distributes industrial batteries. EnerSys also manufactures, markets, and distributes related products such as chargers, power equipment, and battery accessories. EnerSys provides related after-market and customer-support services for lead-acid industrial batteries. Information filed by EnerSys with the SEC under the Exchange Act can be located by reference to its CIK Code: 0001289308 and its common stock is listed on the New York Stock Exchange under the ticker symbol “ENS”.
Historical Performance of EnerSys

100
90
80
70
60
50
40
30
20
10
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Eversource Energy
According to publicly available information, Eversource Energy is a public utility holding company. Eversource Energy, through its subsidiaries, provides electric service to customers in Connecticut, New Hampshire, and western Massachusetts. Eversource Energy also distributes natural gas throughout Connecticut. Information filed by Eversource Energy with the SEC under the Exchange Act can be located by reference to its CIK Code: 0000072741 and its common stock is listed on the New York Stock Exchange under the ticker symbol “ES”.
Historical Performance of Eversource Energy

120
100
80
60
40
20
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Edwards Lifesciences Corporation
According to publicly available information, Edwards Lifesciences Corporation designs, develops, manufactures, and markets products and services to treat late-stage cardiovascular disease. Edwards Lifesciences Corporation offers products such as tissue replacement heart valves, heart valve repair, hemodynamic monitoring devices, angioscopy equipment, oxygenators, and pharmaceuticals. Edwards Lifesciences Corporation supplies its products worldwide. Information filed by Edwards Lifesciences Corporation with the SEC under the Exchange Act can be located by reference to its CIK Code: 0001099800 and its common stock is listed on the New York Stock Exchange under the ticker symbol “EW”.
Historical Performance of Edwards Lifesciences Corporation

100
90
80
70
60
50
40
30
20
10
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Eagle Materials Inc.
According to publicly available information, Eagle Materials Inc. manufactures and distributes cement, gypsum wallboard, recycled paperboard, and concrete and aggregates. Eagle Materials Inc.'s products are used in the construction of homes, commercial and industrial buildings, and governmental buildings across the United States. Information filed by Eagle Materials Inc. with the SEC under the Exchange Act can be located by reference to its CIK Code: 0000918646 and its common stock is listed on the New York Stock Exchange under the ticker symbol “EXP”.
Historical Performance of Eagle Materials Inc.

140
120
100
80
60
40
20
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Freeport-McMoRan Inc.
According to publicly available information, Freeport-McMoRan Inc. is an international natural resources company. Freeport-McMoRan Inc. operates large, long-lived, geographically diverse assets with significant reserves of copper, gold, molybdenum, cobalt, oil, and gas. Information filed by Freeport-McMoRan Inc. with the SEC under the Exchange Act can be located by reference to its CIK Code: 0000831259 and its common stock is listed on the New York Stock Exchange under the ticker symbol “FCX”.
Historical Performance of Freeport-McMoRan Inc.

40
35
30
25
20
15
10
5
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

First Solar, Inc.
According to publicly available information, First Solar, Inc. designs and manufactures solar modules. First Solar, Inc. uses a thin film semiconductor technology to manufacture electricity-producing solar modules. Information filed by First Solar, Inc. with the SEC under the Exchange Act can be located by reference to its CIK Code: 0001274494 and its common stock is listed on the Nasdaq Global Select Market under the ticker symbol “FSLR”.
Historical Performance of First Solar, Inc.

180
160
140
120
100
80
60
40
20
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Fortinet, Inc.
According to publicly available information, Fortinet, Inc. provides network security solutions. Fortinet, Inc. offers network security appliances, related software, and subscription services. Fortinet, Inc.’s systems integrate the industry's broadest suite of security technologies, including firewall, VPN, antivirus, intrusion prevention (IPS), web filtering, antispam, and traffic shaping. Information filed by Fortinet, Inc. with the SEC under the Exchange Act can be located by reference to its CIK Code: 0001262039 and its common stock is listed on the Nasdaq GS Stock Exchange under the ticker symbol “FTNT”.
Historical Performance of Fortinet, Inc.

160
140
120
100
80
60
40
20
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Graphic Packaging Holding Company
According to publicly available information, Graphic Packaging Holding Company operates as an integrated provider of paperboard and integrated paperboard packaging solutions to multinational beverage and consumer products companies. Graphic Packaging Holding Company manufactures folding cartons for frozen and non-frozen food and beverage products. Information filed by Graphic Packaging Holding Company with the SEC under the Exchange Act can be located by reference to its CIK Code: 0001408075 and its common stock is listed on the New York Stock Exchange under the ticker symbol “GPK”.
Historical Performance of Graphic Packaging Holding Company

18
16
14
12
10
8
6
4
2
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

HCA Healthcare, Inc.
According to publicly available information, HCA Healthcare, Inc. offers health care services. HCA Healthcare, Inc. provides diagnosis, treatments, consultancy, nursing, surgeries, and other services, as well as medical education, physician resource center, and training programs. HCA Healthcare, Inc. serves patients in the United States. Information filed by HCA Healthcare, Inc. with the SEC under the Exchange Act can be located by reference to its CIK Code: 0000860730 and its common stock is listed on the New York Stock Exchange under the ticker symbol “HCA”.
Historical Performance of HCA Healthcare, Inc.

160
140
120
100
80
60
40
20
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

HD Supply Holdings, Inc.
According to publicly available information, HD Supply Holdings, Inc. is a holding company. HD Supply Holdings, Inc., through its subsidiaries, operates as an industrial distributor of products specializing in maintenance, repair & operations, and specialty construction. Information filed by HD Supply Holdings, Inc. with the SEC under the Exchange Act can be located by reference to its CIK Code: 0001573097 and its common stock is listed on the Nasdaq Global Select Market under the ticker symbol “HDS”.
Historical Performance of HD Supply Holdings, Inc.

50
45
40
35
30
25
20
15
10
5
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Humana Inc.
According to publicly available information, Humana Inc. is a managed health care company with medical members located in the United States and Puerto Rico. Humana Inc. offers coordinated health care through health maintenance organizations, preferred provider organizations, point-of-service plans, and administrative services products. Humana Inc. offers its products to employer groups, government-sponsored plans, and individuals. Information filed by Humana Inc. with the SEC under the Exchange Act can be located by reference to its CIK Code: 0000049071 and its common stock is listed on the New York Stock Exchange under the ticker symbol “HUM”.
Historical Performance of Humana Inc.

450
400
350
300
250
200
150
100
50
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Hexcel Corporation
According to publicly available information, Hexcel Corporation develops, manufactures, and markets reinforcement products, composite materials, and engineered products. Hexcel Corporation's products are used in the commercial aerospace, space and defense, electronics, general industrial, and recreation markets for a variety of end products. Hexcel Corporation operates around the world. Information filed by Hexcel Corporation with the SEC under the Exchange Act can be located by reference to its CIK Code: 0000717605 and its common stock is listed on the New York Stock Exchange under the ticker symbol “HXL”.
Historical Performance of Hexcel Corporation

90
80
70
60
50
40
30
20
10
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Itron, Inc.
According to publicly available information, Itron, Inc. provides solutions for collecting, communicating, and analyzing electric, gas, and water usage data. Itron, Inc. sells its products to the utility industry. Itron, Inc. designs, manufactures, markets, sells, installs, and services hardware, software, and integrated systems for handheld computer-based electronic meter reading and automatic meter reading systems. Information filed by Itron, Inc. with the SEC under the Exchange Act can be located by reference to its CIK Code: 0000780571 and its common stock is listed on the Nasdaq Global Select Market under the ticker symbol “ITRI”.
Historical Performance of Itron, Inc.

100
90
80
70
60
50
40
30
20
10
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Jacobs Engineering Group Inc.
According to publicly available information, Jacobs Engineering Group Inc. provides a broad range of technical, professional, and construction services to a large number of industrial, commercial, and governmental clients around the world. Jacobs Engineering Group Inc. offers interior, construction management, scientific research and testing, architecture, engineering, and operations and maintenance services. Information filed by Jacobs Engineering Group Inc. with the SEC under the Exchange Act can be located by reference to its CIK Code: 0000052988 and its common stock is listed on the New York Stock Exchange under the ticker symbol “J”.
Historical Performance of Jacobs Engineering Group Inc.

120
100
80
60
40
20
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Jabil Inc.
According to publicly available information, Jabil Inc. operates as a manufacturing services company. Jabil Inc. offers digital prototyping, printed electronics, device integration, circuit designing, and volume board assembly services. Jabil serves automotive, consumer health, data centers, energy, and defense and aerospace sectors worldwide. Information filed by Jabil Inc. with the SEC under the Exchange Act can be located by reference to its CIK Code: 0000898293 and its common stock is listed on the New York Stock Exchange under the ticker symbol “JBL”.
Historical Performance of Jabil Inc.

50
45
40
35
30
25
20
15
10
5
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

KBR Inc.
According to publicly available information, KBR Inc. is a global engineering, construction, and services company supporting the energy, petrochemicals, government services, and civil infrastructure sectors. Information filed by KBR Inc. with the SEC under the Exchange Act can be located by reference to its CIK Code: 0001357615 and its common stock is listed on the New York Stock Exchange under the ticker symbol “KBR”.
Historical Performance of KBR Inc.

45
40
35
30
25
20
15
10
5
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Lennar Corporation
According to publicly available information, Lennar Corporation constructs and sells single-family attached and detached homes, as well as buys and sells residential land. Lennar Corporation also provides mortgage financing, title insurance, commercial real estate, investment management, and other financial services. Information filed by Lennar Corporation with the SEC under the Exchange Act can be located by reference to its CIK Code: 0000920760 and its common stock is listed on the New York Stock Exchange under the ticker symbol “LEN”.
Historical Performance of Lennar Corporation

90
80
70
60
50
40
30
20
10
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Livent Corporation
According to publicly available information, Livent Corporation produces and distributes lithium chemicals. Livent Corporation offers lithium chemicals for applications in batteries, agrochemicals, aerospace alloys, greases, pharmaceuticals, polymers, and various industrial applications. Information filed by Livent Corporation with the SEC under the Exchange Act can be located by reference to its CIK Code: 0001742924 and its common stock is listed on the New York Stock Exchange under the ticker symbol “LTHM”. The graph below shows the daily historical closing prices of Livent Corporation from the completion of its initial public offering on October 10, 2018 through September 2, 2020.
Historical Performance of Livent Corporation

25
20
15
10
5
0
Oct-2018
Jan-2019
Apr-2019
Jul-2019
Oct-2019
Jan-2020
Apr-2020
Jul-2020

Medtronic Public Limited Company
According to publicly available information, Medtronic Public Limited Company develops therapeutic and diagnostic medical products. Information filed by Medtronic Public Limited Company with the SEC under the Exchange Act can be located by reference to its CIK Code: 0001613103 and its common stock is listed on the New York Stock Exchange under the ticker symbol “MDT”.
Historical Performance of Medtronic Public Limited Company

140
120
100
80
60
40
20
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Macquarie Infrastructure Corporation
According to publicly available information, Macquarie Infrastructure Corporation (MIC) owns, operates, and invests in a portfolio of infrastructure businesses. The Company offers bulk liquid terminals, airport services, gas processing and distribution, and a portfolio of contracted power and energy investments. MIC serves customers worldwide. Information filed by Macquarie Infrastructure Corporation with the SEC under the Exchange Act can be located by reference to its CIK Code: 0001289790 and its common stock is listed on the New York Stock Exchange under the ticker symbol “MIC”.
Historical Performance of Macquarie Infrastructure Corporation

100
90
80
70
60
50
40
30
20
10
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Martin Marietta Materials, Inc.
According to publicly available information, Martin Marietta Materials, Inc. produces aggregates for the construction industry, including highways, infrastructure, commercial, and residential. Martin Marietta Materials, Inc. also manufactures and markets magnesia-based products, including heat-resistant refractory products for the steel industry, chemical products for industrial and environmental uses, and dolomitic lime. Information filed by Martin Marietta Materials, Inc. with the SEC under the Exchange Act can be located by reference to its CIK Code: 0000916076 and its common stock is listed on the New York Stock Exchange under the ticker symbol “MLM”.
Historical Performance of Martin Marietta Materials, Inc.

300
250
200
150
100
50
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Molina Healthcare, Inc.
According to publicly available information, Molina Healthcare, Inc. operates as a managed care organization. Molina Healthcare, Inc. arranges for the delivery of health care services to persons eligible for healthcare programs for low-income families and individuals. Molina Healthcare, Inc. offers health plans in California, Washington, Utah, and Michigan, as well as primary care clinics located in Northern and Southern California. Information filed by Molina Healthcare, Inc. with the SEC under the Exchange Act can be located by reference to its CIK Code: 0001179929 and its common stock is listed on the New York Stock Exchange under the ticker symbol “MOH”.
Historical Performance of Molina Healthcare, Inc.

250
200
150
100
50
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Meritage Homes Corporation
According to publicly available information, Meritage Homes Corporation designs, builds, and sells single-family homes ranging from entry level to semi-custom luxury. Meritage Homes Corporation operates in the United States. Information filed by Meritage Homes Corporation with the SEC under the Exchange Act can be located by reference to its CIK Code: 0000833079 and its common stock is listed on the New York Stock Exchange under the ticker symbol “MTH”.
Historical Performance of Meritage Homes Corporation

120
100
80
60
40
20
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

MasTec, Inc.
According to publicly available information, MasTec, Inc. is a specialty contractor operating across a range of industries. MasTec, Inc. activities are the building, installation, maintenance, and upgrade of utility and communications infrastructure, including electrical utility transmission and distribution, wind farms, solar farms, renewable energy and natural gas infrastructure, wireless, and wireline. Information filed by MasTec, Inc. with the SEC under the Exchange Act can be located by reference to its CIK Code: 0000015615 and its common stock is listed on the New York Stock Exchange under the ticker symbol “MTZ”.
Historical Performance of MasTec, Inc.

80
70
60
50
40
30
20
10
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Maxim Integrated Products, Inc.
According to publicly available information, Maxim Integrated Products, Inc. designs, develops, manufactures, and markets linear and mixed-signal integrated circuits. Information filed by Maxim Integrated Products, Inc. with the SEC under the Exchange Act can be located by reference to its CIK Code: 0000743316 and its common stock is listed on the Nasdaq Global Select Market under the ticker symbol “MXIM”.
Historical Performance of Maxim Integrated Products, Inc.

80
70
60
50
40
30
20
10
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

NextEra Energy, Inc.
According to publicly available information, NextEra Energy, Inc. provides sustainable energy generation and distribution services. NextEra Energy, Inc. generates electricity through wind, solar, and natural gas. Through its subsidiaries, NextEra Energy, Inc. also operates multiple commercial nuclear power units. Information filed by NextEra Energy, Inc. with the SEC under the Exchange Act can be located by reference to its CIK Code: 0000753308 and its common stock is listed on the New York Stock Exchange under the ticker symbol “NEE”.
Historical Performance of NextEra Energy, Inc.

350
300
250
200
150
100
50
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Universal Display Corporation
According to publicly available information, Universal Display Corporation is a member of the United States Display Consortium. The United States Display Consortium is a cooperative industry and government effort aimed at developing an infrastructure to support a North American flat panel display infrastructure. Universal Display Corporation and its partners are developing high-resolution, full color, light weight Organic Light Emitting Diode (OLED) technology. Information filed by Universal Display Corporation with the SEC under the Exchange Act can be located by reference to its CIK Code: 0001005284 and its common stock is listed on the Nasdaq GS Stock Exchange under the ticker symbol “OLED”.
Historical Performance of Universal Display Corporation

250
200
150
100
50
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Ormat Technologies, Inc.
According to publicly available information, Ormat Technologies, Inc. develops and operates renewable energy projects. Ormat Technologies, Inc. offers geothermal, recovered energy, and energy management and storage solutions. Ormat Technologies, Inc. serves customers worldwide. Information filed by Ormat Technologies, Inc. with the SEC under the Exchange Act can be located by reference to its CIK Code: 0001296445 and its common stock is listed on the New York Stock Exchange under the ticker symbol “ORA”.
Historical Performance of Ormat Technologies, Inc.

100
90
80
70
60
50
40
30
20
10
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Oshkosh Corporation
According to publicly available information, Oshkosh Corporation designs, manufactures, and markets fire and emergency apparatuses, specialty commercial, and military trucks. Oshkosh Corporation provides products, such as pumpers, aerial and ladder trucks, tankers, rescue vehicles, snow removal vehicles, refuse truck bodies, and concrete mixers. Information filed by Oshkosh Corporation with the SEC under the Exchange Act can be located by reference to its CIK Code: 0000775158 and its common stock is listed on the New York Stock Exchange under the ticker symbol “OSK”.
Historical Performance of Oshkosh Corporation

120
100
80
60
40
20
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Palo Alto Networks, Inc.
According to publicly available information, Palo Alto Networks, Inc. provides network security solutions. Palo Alto Networks, Inc. offers firewalls that identify and control applications, scan content to stop threats, prevent data leakage, integrated application, user, and content visibility. Palo Alto Networks, Inc. serves customers worldwide. Information filed by Palo Alto Networks, Inc. with the SEC under the Exchange Act can be located by reference to its CIK Code: 0001327567 and its common stock is listed on the New York Stock Exchange under the ticker symbol “PANW”.
Historical Performance of Palo Alto Networks, Inc.

300
250
200
150
100
50
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Quanta Services, Inc.
According to publicly available information, Quanta Services, Inc. provides specialized contracting services to electric utilities, telecommunication, cable television operators, and governmental entities. Quanta Services, Inc. also installs transportation control and lighting systems and provides specialty electric power and communication services for industrial and commercial customers. Quanta Services, Inc. operates projects throughout North America. Information filed by Quanta Services, Inc. with the SEC under the Exchange Act can be located by reference to its CIK Code: 0001050915 and its common stock is listed on the New York Stock Exchange under the ticker symbol “PWR”.
Historical Performance of Quanta Services, Inc.

60
50
40
30
20
10
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Renewable Energy Group, Inc.
According to publicly available information, Renewable Energy Group, Inc. produces biofuels and renewable chemicals. Renewable Energy Group, Inc. develops, distributes, sells, and provides logistics for biodiesel and renewable chemical production. Renewable Energy Group, Inc. serves companies throughout the United States. Information filed by Renewable Energy Group, Inc. with the SEC under the Exchange Act can be located by reference to its CIK Code: 0001463258 and its common stock is listed on the Nasdaq Global Select Market under the ticker symbol “REGI”.
Historical Performance of Renewable Energy Group, Inc.

60
50
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0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Sturm, Ruger & Company, Inc.
According to publicly available information, Sturm Ruger & Company Inc. designs, manufactures, sells, and exports firearms. Sturm Ruger & Company Inc. produces rifles, shotguns, pistols, and revolvers. Sturm Ruger & Company Inc. also manufactures titanium and ferrous investment castings utilized in a wide variety of markets including sporting goods and other military uses. Information filed by Sturm, Ruger & Company, Inc. with the SEC under the Exchange Act can be located by reference to its CIK Code: 0000095029 and its common stock is listed on the New York Stock Exchange under the ticker symbol “RGR”.
Historical Performance of Sturm, Ruger & Company, Inc.

100
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Jan-2015
Jan-2016
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Rockwell Automation, Inc.
According to publicly available information, Rockwell Automation, Inc. produces industrial automation products. Rockwell Automation, Inc. offers products such as control systems, motor control devices, sensors, and industrial control panels. Rockwell Automation, Inc. markets its products worldwide. Information filed by Rockwell Automation, Inc. with the SEC under the Exchange Act can be located by reference to its CIK Code: 0001024478 and its common stock is listed on the New York Stock Exchange under the ticker symbol “ROK”.
Historical Performance of Rockwell Automation, Inc.

250
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Jan-2015
Jan-2016
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Jan-2018
Jan-2019
Jan-2020

Rapid7, Inc.
According to publicly available information, Rapid7, Inc. provides security data and analytic software solutions. Rapid7, Inc. offers services to collect, contextualize, and analyze security data to reduce threat exposure and detect compromise in real-time. Information filed by Rapid7, Inc. with the SEC under the Exchange Act can be located by reference to its CIK Code: 0001560327 and its common stock is listed on the Nasdaq Global Market under the ticker symbol “RPD”. The graph below shows the daily historical closing prices of Rapid7, Inc. from the completion of its initial public offering on July 16, 2015 through September 2, 2020.
Historical Performance of Rapid7, Inc.

80
70
60
50
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30
20
10
0
Jul-2015
Jul-2016
Jul-2017
Jul-2018
Jul-2019
Jul-2020

Sunrun Inc.
According to publicly available information, Sunrun Inc. provides solar energy solutions. Sunrun Inc. installs, monitors, and maintains solar panels on homeowner's roofs to supply solar electricity. Sunrun Inc. serves customers in the United States. Information filed by Sunrun Inc. with the SEC under the Exchange Act can be located by reference to its CIK Code: 0001469367 and its common stock is listed on the Nasdaq Global Select Market under the ticker symbol “RUN”. The graph below shows the daily historical closing prices of Sunrun Inc. from the completion of its initial public offering on August 5, 2015 through September 2, 2020.
Historical Performance of Sunrun Inc.

70
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Aug-2015
Aug-2016
Aug-2017
Aug-2018
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Aug-2020

SolarEdge Technologies, Inc.
According to publicly available information, SolarEdge Technologies, Inc. provides solar power optimization and photovoltaic monitoring solutions. SolarEdge Technologies, Inc. offers optimizers, inverters, monitoring equipment, tools, and accessories for power harvesting, conversion, and efficiency. SolarEdge Technologies, Inc. serves customers worldwide. Information filed by SolarEdge Technologies, Inc. with the SEC under the Exchange Act can be located by reference to its CIK Code: 0001419612 and its common stock is listed on the Nasdaq Global Select Market under the ticker symbol “SEDG”. The graph below shows the daily historical closing prices of SolarEdge Technologies, Inc. from the completion of its initial public offering on March 26, 2015 through September 2, 2020.
Historical Performance of SolarEdge Technologies, Inc.

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Mar-2015
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SunPower Corporation
According to publicly available information, SunPower Corporation is an integrated solar products and services company. SunPower Corporation designs, manufactures, and markets high-performance solar electric power technologies. SunPower Corporation serves customers worldwide. Information filed by SunPower Corporation with the SEC under the Exchange Act can be located by reference to its CIK Code: 0000867773 and its common stock is listed on the Nasdaq Global Select Market under the ticker symbol “SPWR”.
Historical Performance of SunPower Corporation

30
25
20
15
10
5
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Steel Dynamics, Inc.
According to publicly available information, Steel Dynamics, Inc. is a diversified carbon-steel producer and metals recycler in the United States. Steel Dynamics, Inc.'s operating segments include steel operations, metals recycling and ferrous resources operations, and steel fabrication operations. Steel Dynamics, Inc. products include flat rolled steel sheet, engineered bar special-bar-quality, and structural beams. Information filed by Steel Dynamics, Inc. with the SEC under the Exchange Act can be located by reference to its CIK Code: 0001022671 and its common stock is listed on the Nasdaq Global Select Market under the ticker symbol “STLD”.
Historical Performance of Steel Dynamics, Inc.

60
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Jan-2016
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Summit Materials, Inc.
According to publicly available information, Summit Materials, Inc. provides construction materials. Summit Materials, Inc. offers cement, asphalt, ready mix concrete, and other aggregates, as well as delivery, trucking, and paving services. Summit Materials, Inc. serves customers in the United States. Information filed by Summit Materials, Inc. with the SEC under the Exchange Act can be located by reference to its CIK Code: 0001621563 and its common stock is listed on the New York Stock Exchange under the ticker symbol “SUM”. The graph below shows the daily historical closing prices of Summit Materials, Inc. from the completion of its initial public offering on March 11, 2015 through September 2, 2020.
Historical Performance of Summit Materials, Inc.

40
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0
Mar-2015
Mar-2016
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Smith & Wesson Brands, Inc.
According to publicly available information, Smith & Wesson Brands, Inc. manufactures firearms. Smith & Wesson Brands, Inc. offers pistols, revolvers, rifles, handcuffs, and other related products and accessories for consumers, law enforcement, and security agencies. Smith & Wesson Brands, Inc. serves customers in the United States. Information filed by Smith & Wesson Brands, Inc. with the SEC under the Exchange Act can be located by reference to its CIK Code: 0001092796 and its common stock is listed on the Nasdaq Global Select Market under the ticker symbol “SWBI”.
Historical Performance of Smith & Wesson Brands, Inc.

25
20
15
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5
0
Jan-2015
Jan-2016
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Jan-2018
Jan-2019
Jan-2020

Stryker Corporation
According to publicly available information, Stryker Corporation develops, manufactures, and markets specialty surgical and medical products. Stryker Corporation's products include implants, biologics, surgical, neurologic, ear, nose and throat and interventional pain equipment, endoscopic, surgical navigation, communications and digital imaging systems, as well as patient handling and emergency medical equipment. Information filed by Stryker Corporation with the SEC under the Exchange Act can be located by reference to its CIK Code: 0000310764 and its common stock is listed on the New York Stock Exchange under the ticker symbol “SYK”.
Historical Performance of Stryker Corporation

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Tenet Healthcare Corporation
According to publicly available information, Tenet Healthcare Corporation, through its subsidiaries, owns or operates general hospitals and related health care facilities serving communities in the United States. Tenet Healthcare Corporation operates rehabilitation hospitals, specialty hospitals, long-term care facilities, psychiatric facilities, and medical office buildings near its general hospitals, as well as ancillary health care businesses. Information filed by Tenet Healthcare Corporation with the SEC under the Exchange Act can be located by reference to its CIK Code: 0000070318 and its common stock is listed on the New York Stock Exchange under the ticker symbol “THC”.
Historical Performance of Tenet Healthcare Corporation

70
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Jan-2016
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TPI Composites, Inc.
According to publicly available information, TPI Composites, Inc. designs and manufactures composite wind blades for the wind energy market. TPI Composites, Inc. also provides composite vehicle structures to solve the complex problem of reducing weight and cost in transportation applications. TPI Composites, Inc. serves customers worldwide. Information filed by TPI Composites, Inc. with the SEC under the Exchange Act can be located by reference to its CIK Code: 0001455684 and its common stock is listed on the Nasdaq Global Market under the ticker symbol “TPIC”. The graph below shows the daily historical closing prices of Summit Materials, Inc. from the completion of its initial public offering on July 21, 2016 through September 2, 2020.
Historical Performance of TPI Composites, Inc.

35
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5
0
Jul-2016
Jul-2017
Jul-2018
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Jul-2020

Tesla, Inc.
According to publicly available information, Tesla, Inc. designs, manufactures, and sells high-performance electric vehicles and electric vehicle powertrain components. Tesla, Inc. owns its sales and service network and sells electric powertrain components to other automobile manufacturers. Tesla, Inc. serves customers worldwide. Information filed by Tesla, Inc. with the SEC under the Exchange Act can be located by reference to its CIK Code: 0001318605 and its common stock is listed on the Nasdaq Global Select Market under the ticker symbol “TSLA”.
Historical Performance of Tesla, Inc.

600
500
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100
0
Jan-2015
Jan-2016
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Jan-2018
Jan-2019
Jan-2020

Universal Health Services, Inc.
According to publicly available information, Universal Health Services, Inc. is a healthcare management company. Universal Health Services, Inc. operates acute care hospitals, behavioral health centers, and surgery centers. Universal Health Services, Inc. provides services such as general surgery, internal medicine, radiology, and pediatric services throughout the United States and Puerto Rico. Information filed by Universal Health Services, Inc. with the SEC under the Exchange Act can be located by reference to its CIK Code: 0000352915 and its common stock is listed on the New York Stock Exchange under the ticker symbol “UHS”.
Historical Performance of Universal Health Services, Inc.

180
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Jan-2016
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UnitedHealth Group Incorporated
According to publicly available information, UnitedHealth Group Incorporated owns and manages organized health systems in the United States and internationally. UnitedHealth Group Incorporated provides employers products and resources to plan and administer employee benefit programs. UnitedHealth Group Incorporated also serves the health needs of older Americans, provides specialized care services, and provides health care information and research to providers and payers. Information filed by UnitedHealth Group Incorporated with the SEC under the Exchange Act can be located by reference to its CIK Code: 0000731766 and its common stock is listed on the New York Stock Exchange under the ticker symbol “UNH”.
Historical Performance of UnitedHealth Group Incorporated

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Jan-2015
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United Rentals, Inc.
According to publicly available information, United Rentals, Inc., through its subsidiary, is an equipment rental company operating a network of locations in the United States and Canada. United Rentals, Inc. serves the construction industry, industrial and commercial concerns, homeowners, and other individuals. Information filed by United Rentals, Inc. with the SEC under the Exchange Act can be located by reference to its CIK Code: 0001067701 and its common stock is listed on the New York Stock Exchange under the ticker symbol “URI”.
Historical Performance of United Rentals, Inc.

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Vulcan Materials Company
According to publicly available information, Vulcan Materials Company produces construction aggregates. Vulcan Materials Company's principal product lines are aggregates, asphalt mix and concrete, and cement. Vulcan Materials Company serves customers in the United States of America. Information filed by Vulcan Materials Company with the SEC under the Exchange Act can be located by reference to its CIK Code: 0001396009 and its common stock is listed on the New York Stock Exchange under the ticker symbol “VMC”.
Historical Performance of Vulcan Materials Company

160
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120
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0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Valmont Industries, Inc.
According to publicly available information, Valmont Industries, Inc. designs and manufactures poles, towers, and structures for lighting, communication, and utility markets and provides protective coating services for infrastructure. Valmont Industries, Inc.  also manufactures and distributes industrial and agricultural irrigation products in addition to a wide variety of fabricated products for commercial and industrial applications. Information filed by Valmont Industries, Inc. with the SEC under the Exchange Act can be located by reference to its CIK Code: 0000102729 and its common stock is listed on the New York Stock Exchange under the ticker symbol “VMI”.
Historical Performance of Valmont Industries, Inc.

200
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Jan-2015
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Xylem Inc.
According to publicly available information, Xylem Inc. is a designer, manufacturer, equipment, and service provider for water and wastewater applications addressing the full-cycle of water from collection, distribution, and use to the return of water to the environment. Xylem Inc.'s products include water and wastewater pumps, treatment and testing equipment, industrial pumps, valves, heat exchangers, and dispensing equipment. Information filed by Xylem Inc. with the SEC under the Exchange Act can be located by reference to its CIK Code: 0001524472 and its common stock is listed on the New York Stock Exchange under the ticker symbol “XYL”.
Historical Performance of Xylem Inc.

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Zimmer Biomet Holdings, Inc.
According to publicly available information, Zimmer Biomet Holdings, Inc. designs, develops, manufactures, and markets medical equipment. Zimmer Biomet Holdings, Inc. offers orthopedic, dental, and spinal reconstructive implants, as well as bone cement and related surgical products. Zimmer Biomet Holdings, Inc. serves patients worldwide. Information filed by Zimmer Biomet Holdings, Inc. with the SEC under the Exchange Act can be located by reference to its CIK Code: 0001136869 and its common stock is listed on the New York Stock Exchange under the ticker symbol “ZBH”.
Historical Performance of Zimmer Biomet Holdings, Inc.

180
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Jan-2015
Jan-2016
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Jan-2020

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

SCUSA, our affiliate, has agreed to purchase the notes at the principal amount and, as part of the distribution of the notes, has agreed to sell the notes to GS&Co. at a discount reflecting commissions of $10.70 per $1,000 principal amount of notes. The commissions per $1,000 principal amount are comprised of $2.50 of fees and $8.20 of selling commission. GS&Co. initially offered the notes to the public at the original issue price, as set forth on the cover hereof. In accordance with the terms of a distributor accession letter, GS&Co. has been appointed as a distribution agent under the distribution agreement and may purchase notes from the Bank or its affiliates. At the time we issue the notes, we will enter into certain hedging arrangements (which may include call options, put options or other derivatives) with GS&Co. or one of its affiliates.
A fee will also be paid to SIMON Markets LLC, a broker-dealer affiliated with GS&Co., in connection with the distribution of the notes.
In addition, SCUSA, GS&Co. and their respective affiliates or agents may use the accompanying product prospectus supplement to which this pricing supplement relates in market-making transactions after the initial sale of the notes. While SCUSA and GS&Co. may make markets in the notes, they are under no obligation to do so and may discontinue any market-making activities at any time without notice. See the sections titled “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement and accompanying product prospectus supplement.
The price at which you purchase the notes includes costs that the Bank, GS&Co. or our or their respective affiliates expect to incur and profits that the Bank, GS&Co, or our or their respective affiliates expect to realize in connection with hedging activities related to the notes, as set forth above. These costs and profits will likely reduce the secondary market price, if any secondary market develops, for the notes. As a result, you may experience an immediate and substantial decline in the market value of your notes on the original issue date.
Conflicts of interest
SCUSA is an affiliate of the Bank and, as such, has a ‘‘conflict of interest’’ in this offering within the meaning of FINRA Rule 5121. In addition, the Bank will receive the gross proceeds from the initial public offering of the notes, thus creating an additional conflict of interest within the meaning of Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. SCUSA is not permitted to sell the notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.
SCUSA, GS&Co., and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. SCUSA, GS&Co., and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Bank, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, SCUSA, GS&Co., and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Bank. SCUSA, GS&Co., and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Additionally, because the dealer from which you purchase the notes is to conduct hedging activities for us in connection with the notes, that dealer may profit in connection with such hedging activities and such profit, if any, will be in addition to the compensation that the dealer receives for the sale of the notes to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for the dealer to sell the notes to you in addition to the compensation they would receive for the sale of the notes.

Prohibition of Sales to EEA Retail Investors
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

MATERIAL CANADIAN INCOME TAX CONSEQUENCES

See “Supplemental Discussion of Canadian Tax Consequences” in the accompanying product prospectus supplement.
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The U.S. federal income tax consequences of your investment in the notes are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the notes. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the notes, and the following discussion is not binding on the IRS. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion under “Material U.S. Federal Income Tax Consequences” in the accompanying product prospectus supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein.
U.S. Tax Treatment. Pursuant to the terms of the notes, the Bank and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize your notes as prepaid derivative contracts with respect to the basket. If your notes are so treated, subject to the discussion below regarding Section 1260 of the Code, you should generally recognize long-term capital gain or loss if you hold your notes for more than one year (and, otherwise, short-term capital gain or loss) upon the taxable disposition of your notes in an amount equal to the difference between the amount you receive at such time and the amount you paid for your notes. The deductibility of capital losses is subject to limitations.
Based on certain factual representations received from us, our special U.S. tax counsel, Cadwalader, Wickersham & Taft LLP, is of the opinion that it would be reasonable to treat your notes in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the notes, it is possible that your notes could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization (including possible treatment as a “constructive ownership transaction” under Section 1260 of the Code), such that the timing and character of your income from the notes could differ materially and adversely from the treatment described above, as described further in the accompanying product prospectus supplement under “—Alternative Treatments”.
Except to the extent otherwise required by law, the Bank intends to treat your Notes for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences” in the accompanying product prospectus supplement, unless and until such time as the Treasury and the IRS determine that some other treatment is more appropriate.
Section 1260: If one or more of the basket component issuers is treated as a real estate investment trust (“REIT”),  partnership or trust, or PFIC for U.S. federal income tax purposes, or otherwise as a “pass-thru entity” for purposes of Section 1260 of the Code, it is possible that the notes will be subject to the “constructive ownership” rules of Section 1260 of the Code. If so, the portion of any gain that relates to a pass-thru entity that would otherwise be treated as long-term capital gain recognized on the sale, exchange, maturity, or other taxable disposition of the notes could be treated as ordinary income and subject to an interest charge.
Section 1297. We will not attempt to ascertain whether any basket component issuer would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply to a U.S. holder upon the taxable disposition (including cash settlement) of a note. U.S. holders should refer to information filed with the SEC or the equivalent governmental authority by such entities and consult their tax advisors regarding the possible consequences to them if any such entity is or becomes a PFIC.
Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the notes. According to Notice 2008-2, the IRS and the Treasury are actively considering whether a holder of an instrument such as the notes should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.
Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” or “undistributed net investment income” in the case of an estate or trust, which may include any income or gain realized with respect to the notes, to the extent of their net investment income or undistributed net investment income (as the case may be) that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax.
Specified Foreign Financial Assets. U.S. holders may be subject to reporting obligations with respect to their notes if they do not hold their notes in an account maintained by a financial institution and the aggregate value of their notes and certain other “specified foreign financial assets” (applying certain attribution rules) exceeds an applicable threshold. Significant penalties can apply if a U.S. holder is required to disclose its notes and fails to do so.
Non-U.S. Holders. If you are a non-U.S. holder, subject to Section 871(m) of the Code and FATCA, discussed below, you should generally not be subject to U.S. withholding tax with respect to payments on your notes or to generally applicable information reporting and backup withholding requirements with respect to payments on your notes if you comply with certain certification and identification requirements as to your non-U.S. status including providing us (and/or the applicable withholding agent) a properly executed and fully completed applicable IRS Form W-8. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition of the notes generally will not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by you in the U.S., (ii) you are a non-resident alien individual and are present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) you have certain other present or former connections with the U.S.
Section 897. We will not attempt to ascertain whether any basket component issuer would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the notes should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any basket component issuer and/or the notes were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain realized by a non-U.S. holder in respect of the notes upon a taxable disposition (including cash settlement) of the notes to U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of the basket component issuers for their notes as a USRPHC and/or the notes as USRPI.
Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2018. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2023.
Based on our determination that the notes are not “delta-one” with respect to any basket component, our special U.S. tax counsel is of the opinion that the notes should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations made upon issuance of the notes. If withholding is required, we will not make payments of any additional amounts.
Nevertheless, after issuance, it is possible that your notes could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting any basket component or your notes, and following such occurrence your notes could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the notes under these rules if you enter, or have entered, into certain other transactions in respect of any basket component or the notes. If you enter, or have entered, into other transactions in respect of any basket component or the notes, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your notes in the context of your other transactions.
Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the notes, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the notes.
FATCA. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account at the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.
Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments”, will not apply to gross proceeds on a sale or disposition, and will apply to certain foreign passthru payments only to the extent that such payments are made after the date that is two years after final regulations defining the term “foreign passthru payment” are published. If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.
Investors should consult their own advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their notes through a foreign entity) under the FATCA rules.
Backup Withholding and Information Reporting. The proceeds received from a taxable disposition of the notes will be subject to information reporting unless you are an “exempt recipient” and may also be subject to backup withholding at the rate specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer number, if you are a U.S. holder) or meet certain other conditions.
Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.
U.S. Federal Estate Tax Treatment of Non-U.S. Holders. A note may be subject to U.S. federal estate tax if an individual non-U.S. holder holds the note at the time of his or her death. The gross estate of a non-U.S. holder domiciled outside the U.S. includes only property situated in the U.S. Individual non-U.S. holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the notes at death.
Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of notes purchased after the bill was enacted to accrue interest income over the term of the notes despite the fact that there will be no interest payments over the term of the notes.
Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the notes to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.
It is impossible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your notes. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your notes.
Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the notes, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including that of the Bank and those of the basket component issuers).

VALIDITY OF THE NOTES

In the opinion of Cadwalader, Wickersham & Taft LLP, as special counsel to the Bank, when the notes offered by this pricing supplement have been executed and issued by the Bank and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the notes will be valid and binding obligations of the Bank, enforceable against the Bank in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).  This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Canadian law, Cadwalader, Wickersham & Taft LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by Osler, Hoskin & Harcourt LLP, Canadian legal counsel for the Bank, in its opinion expressed below. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the notes, authentication of the notes and the genuineness of signatures and certain factual matters, all as stated in the opinion of Cadwalader, Wickersham & Taft LLP dated November 30, 2018 filed with the SEC as Exhibit 5.3 to the Registration Statement on Form F-3 on November 30, 2018.
In the opinion of Osler, Hoskin & Harcourt LLP, the issue and sale of the notes has been duly authorized by all necessary corporate action of the Bank in conformity with the Indenture, and when the notes have been duly executed, authenticated and issued in accordance with the Indenture, the notes will be validly issued and, to the extent validity of the notes is a matter governed by the laws of the Province of Ontario, or the laws of Canada applicable therein, and will be valid obligations of the Bank, subject to the following limitations (i) the enforceability of the Indenture may be limited by the Canada Deposit Insurance Corporation Act (Canada), the Winding-up and Restructuring Act (Canada) and bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement or winding-up laws or other similar laws affecting the enforcement of creditors’ rights generally; (ii) the enforceability of the Indenture may be limited by equitable principles, including the principle that equitable remedies such as specific performance and injunction may only be granted in the discretion of a court of competent jurisdiction; (iii) pursuant to the Currency Act (Canada) a judgment by a Canadian court must be awarded in Canadian currency and that such judgment may be based on a rate of exchange in existence on a day other than the day of payment; and (iv) the enforceability of the Indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the Indenture to be unenforceable as an attempt to vary or exclude a limitation period under that Act.  This opinion is given as of the date hereof and is limited to the laws of the Province of Ontario and the federal laws of Canada applicable thereto.  In addition, this opinion is subject to customary assumptions about the Trustees’ authorization, execution and delivery of the Indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated November 30, 2018, which has been filed as Exhibit 5.2 to the Bank’s Form F-3 filed with the SEC on November 30, 2018.